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                                                                    Exhibit 10.2

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                                  $150,000,000

                      SENIOR UNSECURED TERM LOAN AGREEMENT

                            DATED AS OF JULY 1, 2005

                                      AMONG

                           PSYCHIATRIC SOLUTIONS, INC.
                                AS THE BORROWER,

               THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,
                                 AS GUARANTORS,

                            THE LENDERS PARTY HERETO,

                          CITICORP NORTH AMERICA, INC.,
                            AS ADMINISTRATIVE AGENT,

                          CITIGROUP GLOBAL MARKETS INC.
                  AS SYNDICATION AGENT AND DOCUMENTATION AGENT

                                       AND

                         CITIGROUP GLOBAL MARKETS INC.,
                   AS SOLE LEAD ARRANGER AND SOLE BOOK MANAGER

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                                TABLE OF CONTENTS

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Article I         DEFINITIONS AND ACCOUNTING TERMS..........................................................      1

         1.01     Defined Terms.............................................................................      1

         1.02     Other Interpretive Provisions.............................................................     27

         1.03     Accounting Terms..........................................................................     28

         1.04     Rounding..................................................................................     28

         1.05     References to Agreements and Laws.........................................................     28

         1.06     Times of Day..............................................................................     28

         1.07     Incorporation of Certain Exchange Indenture Provisions....................................     28

Article II        THE COMMITMENTS AND BORROWINGS............................................................     29

         2.01     The Commitments...........................................................................     29

         2.02     Borrowings, Conversions and Continuations of Loans........................................     29

         2.03     Exchange Securities.......................................................................     30

         2.04     Permanent Financing.......................................................................     32

         2.05     Reduction and Termination of the Commitments..............................................     34

         2.06     Repayment of Loans........................................................................     34

         2.07     Optional Prepayments......................................................................     35

         2.08     Mandatory Prepayments.....................................................................     35

         2.09     Interest..................................................................................     36

         2.10     Conversion/Continuation Option............................................................     37

         2.11     Evidence of Debt..........................................................................     38

         2.12     Fees......................................................................................     39

         2.13     Payments and Computations.................................................................     39

Article III       TAXES, YIELD PROTECTION AND ILLEGALITY....................................................     41

         3.01     Taxes.....................................................................................     41

         3.02     Illegality................................................................................     42

         3.03     Determination of Rates; Inability to Determine Rates......................................     42

         3.04     Increased Cost and Reduced Return; Capital Adequacy.......................................     43

         3.05     Funding Losses............................................................................     43

         3.06     Matters Applicable to all Requests for Compensation.......................................     44

         3.07     Substitution of Lenders...................................................................     44

         3.08     Survival..................................................................................     45
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Article IV        GUARANTY..................................................................................     45

         4.01     The Guaranty..............................................................................     45

         4.02     Obligations Unconditional.................................................................     45

         4.03     Reinstatement.............................................................................     46

         4.04     Certain Additional Waivers................................................................     46

         4.05     Remedies..................................................................................     47

         4.06     Rights of Contribution....................................................................     47

         4.07     Guarantee of Payment; Continuing Guarantee................................................     47

Article V         CONDITIONS PRECEDENT......................................................................     47

         5.01     Conditions Precedent to Initial Borrowing.................................................     47

         5.02     Determinations of Initial Borrowing Conditions............................................     52

         5.03     Conditions Precedent to Extended Loans....................................................     52

Article VI        REPRESENTATIONS AND WARRANTIES............................................................     52

         6.01     Existence, Qualification and Power........................................................     52

         6.02     Authorization; No Contravention...........................................................     53

         6.03     Governmental Authorization; Other Consents................................................     53

         6.04     Binding Effect............................................................................     53

         6.05     Financial Statements; No Material Adverse Effect; Solvency................................     53

         6.06     Litigation................................................................................     54

         6.07     No Default; No Burdensome Restrictions....................................................     55

         6.08     Ownership of Property; Liens..............................................................     55

         6.09     Environmental Compliance..................................................................     55

         6.10     Insurance.................................................................................     56

         6.11     Taxes.....................................................................................     56

         6.12     ERISA Compliance..........................................................................     56

         6.13     Subsidiaries..............................................................................     57

         6.14     Margin Regulations; Investment Company Act; Public Utility Holding Company Act............     57

         6.15     Disclosure................................................................................     57

         6.16     Compliance with Laws......................................................................     58

         6.17     Intellectual Property; Licenses; Etc......................................................     59

         6.18     Broker's Fees.............................................................................     59
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         6.19     Use of Proceeds...........................................................................     59

         6.20     Labor Matters.............................................................................     59

         6.21     Business Locations........................................................................     59

         6.22     Subordination.............................................................................     60

         6.23     Related Documents.........................................................................     60

         6.24     Fraud and Abuse...........................................................................     61

         6.25     Licensing and Accreditation...............................................................     61

         6.26     Reimbursement from Medical Reimbursement Programs.........................................     61

         6.27     Medicare and Medicaid Notices and Filings Related to Health Care Business.................     62

Article VII       AFFIRMATIVE COVENANTS.....................................................................     62

         7.01     Financial Statements......................................................................     62

         7.02     Certificates; Other Information...........................................................     63

         7.03     Notices...................................................................................     64

         7.04     Payment of Obligations....................................................................     65

         7.05     Preservation of Existence, Etc............................................................     65

         7.06     Maintenance of Properties.................................................................     65

         7.07     Maintenance of Insurance..................................................................     66

         7.08     Compliance with Laws......................................................................     66

         7.09     Books and Records.........................................................................     66

         7.10     Access; Inspection Rights.................................................................     66

         7.11     Use of Proceeds...........................................................................     67

         7.12     Additional Subsidiaries and Guarantees....................................................     67

         7.13     ERISA Compliance..........................................................................     68

         7.14     Environmental Compliance..................................................................     68

         7.15     Payment or Performance of Obligations.....................................................     68

Article VIII      NEGATIVE COVENANTS........................................................................     69

         8.01     Liens.....................................................................................     69

         8.02     Investments...............................................................................     70

         8.03     Indebtedness..............................................................................     72

         8.04     Fundamental Changes.......................................................................     73

         8.05     Dispositions..............................................................................     73
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         8.06     Restricted Payments.......................................................................     74

         8.07     Change in Nature of Business..............................................................     74

         8.08     Transactions with Affiliates and Insiders.................................................     74

         8.09     Burdensome Agreements.....................................................................     74

         8.10     Use of Proceeds...........................................................................     75

         8.11     Intentionally Deleted.....................................................................     75

         8.12     PORTAL-Eligible Securities................................................................     75

         8.13     Prepayment of Other Indebtedness; Modification of Debt Agreements.........................     75

         8.14     Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity....     75

         8.15     Ownership of Subsidiaries.................................................................     76

         8.16     Sale and Leaseback Transactions; Operating Leases.........................................     76

         8.17     Modification of Related Documents.........................................................     76

         8.18     No Speculative Transactions...............................................................     76

         8.19     Compliance with ERISA.....................................................................     77

         8.20     Environmental.............................................................................     77

         8.21     Additional Senior Debt....................................................................     77

Article IX        EVENTS OF DEFAULT AND REMEDIES............................................................     77

         9.01     Events of Default.........................................................................     77

         9.02     Remedies Upon Event of Default............................................................     80

Article X         AGENTS....................................................................................     81

         10.01    Authorization and Action..................................................................     81

         10.02    Administrative Agent's Reliance, Etc......................................................     81

         10.03    Posting of Approved Electronic Communications.............................................     82

         10.04    The Administrative Agent Individually.....................................................     83

         10.05    Lender Credit Decision....................................................................     83

         10.06    Indemnification...........................................................................     83

         10.07    Successor Administrative Agent............................................................     83

         10.08    Guaranty Matters..........................................................................     84

         10.09    Arranger; Administrative Agent............................................................     84

Article XI        MISCELLANEOUS.............................................................................     84

         11.01    Amendments, Etc...........................................................................     84
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         11.02    Notices, Etc..............................................................................     86

         11.03    No Waiver; Cumulative Remedies............................................................     88

         11.04    Attorney Costs, Expenses and Taxes........................................................     88

         11.05    Indemnification by the Borrower; Limitation of Liability..................................     89

         11.06    Marshalling; Payments Set Aside...........................................................     91

         11.07    Assignments and Participations............................................................     91

         11.08    Confidentiality...........................................................................     93

         11.09    Set-off...................................................................................     94

         11.10    Interest Rate Limitation..................................................................     94

         11.11    Counterparts..............................................................................     95

         11.12    Integration...............................................................................     95

         11.13    Survival of Representations and Warranties................................................     95

         11.14    Severability..............................................................................     95

         11.15    Tax Forms.................................................................................     96

         11.16    Sharing of Payments, Etc..................................................................     97

         11.17    Governing Law.............................................................................     98

         11.18    Waiver of Right to Trial by Jury..........................................................     98

         11.19    Submission to Jurisdiction; Service of Process............................................     98

         11.20    USA Patriot Act Notice....................................................................     98

         11.21    Section Titles............................................................................     98

         11.22    Entire Agreement..........................................................................     99
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SCHEDULES
     I            Commitments
     1.01         Disclosed Acquisitions
     6.13         Ownership of Borrower; Subsidiaries
     6.17         IP Rights
     6.21(a)      Locations of Real Property
     6.21(b)      Locations of Tangible Personal Property
     6.21(c)      Locations of Chief Executive Office
     6.21(e)      Changes in Legal Name, State of Formation and Structure
     8.01         Existing Liens
     8.02         Existing Investments
     8.03         Existing Indebtedness
     11.02        Lending Offices and Addresses for Notices

EXHIBITS

     A            Form of Notice of Borrowing
     B            Form of Notice of Conversion or Continuation
     C-1          Form of Initial Loan Note
     C-2          Form of Extended Loan Note
     D            Form of Compliance Certificate
     E            Form of Assignment and Assumption
     F            Form of Joinder Agreement
     G            Form of Opinion of Counsel to the Loan Parties
     H            Summary of Terms of Exchange Securities
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

                      SENIOR UNSECURED TERM LOAN AGREEMENT

      This SENIOR UNSECURED TERM LOAN AGREEMENT is entered into as of July 1, 2005, among PSYCHIATRIC SOLUTIONS, INC., a Delaware corporation (the "Borrower"), the Guarantors (as defined below), the Lenders (as defined below) and CITICORP NORTH AMERICA, INC. ("CNAI"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as syndication agent and documentation agent for the Lenders.

      WHEREAS, the Borrower has requested that the Lenders make available for the purposes specified in this Agreement, a senior unsecured term loan facility; and

      WHEREAS, the Lenders are willing to make available to the Borrower such senior unsecured term loan facility upon the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

1.01     DEFINED TERMS.

      As used in this Agreement, the following terms shall have the meanings set forth below:

      "Account" has the meaning given such term in the UCC.

      "Acquisition," by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of another Person or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

      "Administrative Agent" has the meaning specified in the introductory paragraph to this Agreement.

      "Administrative Agent's Office" means the Administrative Agent's address set forth in Schedule 11.02 (Lending Offices and Addresses for Notices) or such other address as the Administrative Agent may from time to time notify the Borrower and the Lenders.

      "Affected Lender" has the meaning specified in Section 3.07(a) (Substitution of Lenders).

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

      "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of CNAI, CGMI and Citibank), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

      "Agreement" means this Senior Unsecured Loan Agreement, as it may be further amended, restated, extended, supplemented or otherwise modified from time to time.

      "AHS" means Ardent Health Services, Inc., a Delaware corporation which, following the Reverse Spin-Off, will own only the Capital Stock of BHC and, indirectly, BHC's Subsidiaries which, together with BHC, constitute, immediately prior to the consummation of the Ardent Acquisition, the behavioral healthcare business of Ardent LLC.

      "AHS Indenture" means the Indenture dated as of August 19, 2003, as amended through the Funding Date (including the amendments contemplated by the AHS Tender Offer), among AHS, certain of its Subsidiaries, as guarantors, and AHS Trustee, governing the AHS Notes.

      "AHS Notes" means AHS's 10% senior subordinated notes due 2013.

      "AHS Tender Offer" means the (i) cash tender offer to purchase all of the AHS Notes on or prior to the Funding Date and (ii) the solicitation of the consent of the holders of the AHS Notes regarding amendments to the AHS Indenture, each in form and substance satisfactory to the Administrative Agent.

      "AHS Trustee" means U.S. Bank Trust National Association, in its capacity as trustee for the holders of the AHS Notes.

      "AHS Untendered Notes" means any AHS Notes outstanding on the Funding Date after the consummation of the AHS Tender Offer.

      "Applicable Margin" means, at any date of determination, (a) in the case of Initial Loans, a rate equal to the sum of (i)(A) in respect of Eurodollar Rate Loans, 6.00% per annum and (B) in respect of Base Rate Loans, 5.00% per annum and (ii) the product of (A) 0.50% per annum and (B) the number of successive full three-month periods commencing on the Funding Date which have ended on or before such date of determination and (b) in the case of Extended Loans, (i) the Extended Loan Initial Rate plus (ii) the product of (A) 0.50% per annum and (B) the number of successive full three-month periods commencing on the Initial Maturity Date which have ended on or before such date of determination.

      "Approved Electronic Communications" means each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any Joinder Agreement and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, "Approved Electronic Communication" shall exclude (x) any Notice of Borrowing, Notice of Conversion or Continuation and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.07 (Optional Prepayments) and Section 2.08 (Mandatory Prepayments) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article V (Conditions Precedent) or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the

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effectiveness of this Agreement.

      "Approved Electronic Platform" has the meaning specified in Section 10.03 (Posting of Approved Electronic Communications).

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Ardent Acquired Business" means AHS, BHC and BHC's Subsidiaries which, together with BHC, constitute, immediately prior to the consummation of the Ardent Acquisition, the behavioral healthcare business of Ardent LLC.

      "Ardent Acquisition" means the purchase by the Borrower of all of the outstanding Capital Stock of AHS pursuant to the terms of the Ardent Acquisition Agreement.

      "Ardent Acquisition Agreement" means that certain Stock Purchase Agreement, dated as of March 10, 2005, by and among Ardent LLC, as seller, AHS and the Borrower, as purchaser, as the same may be amended, supplemented or otherwise modified in accordance with the terms of this Agreement.

      "Ardent LLC" means Ardent Health Services LLC, a Delaware limited liability company.

      "Arranger" means CGMI, in its capacity as sole lead arranger and sole book-running manager with respect to the Senior Unsecured Facility.

      "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit E (Form of Assignment and Assumption).

      "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

      "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP,
(b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease, (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment, and (d) in the case of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease).

      "Audited Financial Statements" means (a) in the case of the Borrower and its Subsidiaries (immediately prior to giving effect to the Ardent Acquisition), the audited consolidated balance sheet of the Borrower and such Subsidiaries for the fiscal year ended December 31, 2004 and (b) in the case of AHS and its Subsidiaries (immediately prior to giving effect to the Ardent Acquisition, the audited consolidated balance sheet of AHS and such Subsidiaries (other than any of its Subsidiaries that were transferred to Ardent LLC in connection with the Reverse Spin-Off), for the fiscal year ended December 31, 2004, in each case, together with the related consolidated statements of income or operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, including the notes thereto.

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      "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

            (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

            (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.50% per annum, (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States and (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

            (c) 0.50% per annum plus the Federal Funds Rate.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

      "BHC" means Behavioral Healthcare Corporation, a Delaware corporation.

      "Borrower" has the meaning specified in the introductory paragraph hereto.

      "Borrowing" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Loan Commitments.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

      "Businesses" means, at any time, a collective reference to the businesses operated by the Borrower and its Subsidiaries at such time.

      "Capital Lease" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

      "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether

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general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means, as at any date,

            (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

            (b) Dollar denominated time deposits and certificates of deposit of
      (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Institution"), in each case with maturities of not more than 270 days from the date of acquisition;

            (c) commercial paper and variable or fixed rate notes issued by any Approved Institution (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition;

            (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

            (e) debt obligations issued by any domestic corporation or any domestic government instrumentality, in each case rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition; and

            (f) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (a) through (e).

      "CGMI" has the meaning specified in the introductory paragraph to this Agreement.

      "Change of Control" means an event or series of events by which:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed

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      to have "beneficial ownership" of all Capital Stock that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) of the Capital Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

            (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
      (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

            (c) a "Change of Control" (or any comparable term) occurs under, and as defined in, any of the Existing Senior Subordinated Notes Documents or the Senior Secured Credit Agreement.

      "Citibank" means Citibank, N.A.

      "Citigroup" means CNAI and/or any of its affiliates as CNAI shall determine to be appropriate to provide the services contemplated herein, including CGMI and Citibank.

      "CMS" means the Centers for Medicare and Medicaid Services of HHS and any successor thereof and any predecessor thereof, including the United States Health Care Financing Administration.

      "CNAI" has the meaning specified in the introductory paragraph to this Agreement.

      "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans to the Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule I (Commitments) under the caption "Commitment" as amended to reflect each Assignment and Assumption executed by such Lender and as such amount may be reduced pursuant to this Agreement.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit D (Form of Compliance Certificate).

      "Confidential Borrower Information" means all information received from the Loan Parties and their agents, relating to the Loan Parties or their business, other than any such information that is, or subsequently becomes, available to any Lender or the Administrative Agent on a non-confidential basis prior to disclosure by the Loan Parties.

      "Consolidated Funded Indebtedness" means Funded Indebtedness of the Borrower and its

Subsidiaries on a consolidated basis determined in accordance with GAAP.

      "Contract Provider" means any Person or any employee, agent or subcontractor of such Person who provides professional health care services under or pursuant to any contract with the Borrower or any Subsidiary.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

      "Control" has the meaning specified in the definition of "Affiliate."

      "Conversion Date" means the date on which the Initial Loans have been converted to Extended Loans pursuant to Section 2.06(b) (Extended Loans).

      "Customary Permitted Liens" means Permitted Liens of the type described in clauses (c), (d), (e), (f), (g) and (k) of Section 8.01 (Liens).

      "Debt Issuance" means the incurrence of Indebtedness of the type specified in clause (a) of the definition of "Funded Indebtedness" by the Borrower or any of its Subsidiaries, other than the Senior Secured Credit Facility and other Indebtedness permitted under Section 8.03 (Indebtedness).

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means an interest rate equal to:

      (a) in the case of Base Rate Loans, the Base Rate plus the Applicable Margin for such Loans plus 2% per annum;

      (b) in the case of Eurodollar Rate Loans, (x) prior to the expiration of the then applicable Interest Period for such Loans, the Eurodollar Rate plus the Applicable Margin for such Loans plus 2% per annum and (y) thereafter, the Base Rate plus the Applicable Margin for Base Rate Loans plus 2% per annum; and

      (c) for all other Obligations, the Base Rate plus the Applicable Margin for Base Rate Loans plus 2% per annum.

      "Defaulting Lender" has the meaning specified in Section 2.02 (Borrowings, Conversions and Continuations of Loans).

      "Demand Failure Date" has the meaning specified in Section 2.09
(Interest).

      "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any Property by the Borrower or any Subsidiary (including the Capital Stock of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business of the Borrower and its Subsidiaries, (b) the sale, lease, license, transfer or other disposition of machinery and equipment no longer used or useful in the conduct of business of the Borrower and its Subsidiaries, (c) any sale, lease, license, transfer or other disposition of Property by the Borrower or any Subsidiary to any Loan Party, (d) any Involuntary Disposition by the Borrower or any Subsidiary and (e) any sale, lease, license, transfer or other disposition of Property by any Foreign Subsidiary to another Foreign Subsidiary.

      "Disposition/Involuntary Disposition Deferred Amount" means, with respect to any Reinvestment Event arising from a Disposition or Involuntary Disposition, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not initially applied to prepay the Loans pursuant to Section
2.08 (Mandatory Prepayments) as a result of the delivery of a Reinvestment
Notice.

      "Dollar" and "$" mean lawful money of the United States.

      "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

      "Earn-Out Obligations" means, with respect to any Acquisition, all deferred purchase price obligations (including earn-out payment obligations and other contingent payment obligations) incurred by the Borrower or any of its Subsidiaries pursuant to the documentation for such Acquisition (other than any portion of such obligations payable in Capital Stock of the Borrower). For purposes of Section 8.03 (Indebtedness), the amount of any "Earn-Out Obligation" shall be the liability in respect thereof as recorded on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

      "Eligible Assignee" means (a) a Lender or any Affiliate or Approved Fund of such Lender, (b) a bank, savings and loan association, savings bank, finance company, insurance company or any other financial institution or fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 or, to the extent net worth is less than such amount, a bank, savings and loan association, savings bank, finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent and, unless an Event of Default has occurred and is continuing, the Borrower (such approval not to be unreasonably withheld or delayed) or (c) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

      "Engagement Letter" means that certain Amended and Restated Side Letter, dated as of June 30, 2005, addressed to the Borrower from CGMI.

      "Environmental Laws" means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions or other legal requirements (a) related to Releases or threatened Releases of any Hazardous Materials into the environment (including soil, surface water, groundwater or air), (b) governing the use, treatment, storage, disposal, transport or handling of Hazardous Materials or
(c) related to the protection of the environment, natural resources or human health or safety (as it relates to environmental protection). Such "Environmental Laws" include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann.
Section 13:1K-6 et seq.).

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Issuance" means any issuance by the Borrower or any Subsidiary to any Person of shares of its Capital Stock, other than (a) any issuance of shares of its Capital Stock pursuant to the exercise of options or warrants, (b) any issuance of shares of its Capital Stock pursuant to the conversion of any debt securities to equity or the conversion of any class equity securities to any other class of equity securities and (c) the Funding Date Equity Issuance.

      "Equity Issuance Deferred Amount" means, with respect to any Reinvestment Event arising from an Equity Issuance to finance a proposed Permitted Acquisition, an amount equal to 50% of the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not initially applied to prepay the Loans pursuant to Section 2.08(a) (Mandatory Prepayments) as a result of the delivery of a Reinvestment Notice.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

      "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, the Eurodollar Base Rate shall be the rate of interest determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citibank for a period equal to such Interest Period.

      "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Base Rate for such Eurodollar Rate Loan for such Interest Period by (b) one minus the Eurodollar Reserve Percentage for such Eurodollar Rate Loan for such Interest Period.

      "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

      "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

      "Event of Default" has the meaning specified in Section 9.01 (Events of Default).

      "Exchange Indenture" means an indenture, in form and substance satisfactory to the Administrative Agent, governing the Exchange Securities if and when executed and delivered by the Borrower and the Trustee thereunder, as amended, waived, supplemented or otherwise modified from time to time.

      "Exchange Notice" has the meaning specified in Section 2.03(a)(ii).

      "Exchange Securities" has the meaning specified in Section 2.03(a)(i).

      "Exchange Securities Documents" means the Exchange Securities (and registered securities issued in exchange therefore pursuant to the terms of the Registration Rights Agreement), the Exchange Indenture, the Registration Rights Agreement and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any holder or prospective holder of Exchange Notes in connection with or pursuant to any of the foregoing.

      "Excluded Subsidiaries" means, collectively, (i) PSI Surety, (ii) each HUD Financing Subsidiary and (iii) each Immaterial Subsidiary.

      "Exclusion Event" means any event or events resulting in the exclusion of the Borrower or any Subsidiary or any of the Facilities from participation in any Medical Reimbursement Program.

      "Existing Administrative Agent" means Bank of America, in its capacity as Administrative Agent under the Existing Credit Agreement.

      "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of December 21, 2004, among the Borrower, the Subsidiaries of the Borrower party thereto as guarantors, the lenders party thereto and the Existing Administrative Agent.

      "Existing Senior Subordinated Notes" means the Borrower's existing 10 5/8% Senior Subordinated Notes due 2013.

      "Existing Senior Subordinated Notes Documents" means (a) the Existing Senior Subordinated Notes Indenture, (b) the Existing Senior Subordinated Notes,
(c) any guaranty agreement given by any Subsidiary in respect of the Existing Senior Subordinated Notes and (d) all other documents, agreements and instruments relating to the Existing Senior Subordinated Notes.

      "Existing Senior Subordinated Notes Indenture" means the Indenture dated as of June 30, 2003 between the Borrower, the Subsidiaries party thereto as guarantors and Wachovia Bank, National Association, as trustee, governing the terms of the Existing Senior Subordinated Notes.

      "Extended Loan Initial Rate" shall be determined on the Initial Maturity Date and shall equal the greatest of (a) the rate per annum applicable to the Initial Loans on the day immediately preceding the Initial Maturity Date plus 0.50% per annum, (b) the Treasury Rate on the Initial Maturity Date plus 6.00% per annum and (c) the Citigroup Global Markets Single B High Yield Index Rate on the Initial Maturity Date plus 3.00% per annum.

      "Extended Loan Note" means a promissory note of the Borrower payable to the order of any Lender in an amount equal to the principal amount of the Extended Loan owing to such Lender.

      "Extended Loans" has the meaning specified in Section 2.06 (Extended
Loans).

      "Facilities" means, at any time, a collective reference to the facilities and Real Properties owned, leased, managed or operated by the Borrower or any Subsidiary.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Fee Letter" means the amended and restated letter agreement dated as of June 30, 2005 between the Borrower and the Arranger, for the benefit of the Arranger and the Administrative Agent.

      "Final Maturity Date" means the tenth anniversary of the Funding Date.

      "Fixed Assets" means, as of any date of determination, plant, property and equipment of the Borrower and its Subsidiaries on a consolidated basis on such day as determined in accordance with GAAP.

      "Fixed Rate Exchange Securities" means Exchange Securities that bear interest at a fixed rate per annum pursuant to the Exchange Indenture.

      "Floating Rate Exchange Securities" means Exchange Securities other than Fixed Rate Exchange Securities.

      "Foreign Lender" has the meaning specified in Section 11.15(a)(i) (Tax Forms).

      "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "Funded Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) all purchase money Indebtedness;

            (c) the principal portion of all obligations under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

            (d) the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

            (e) all obligations in respect of the deferred purchase price of Property or services (other than trade accounts payable in the ordinary course of business);

            (f) Attributable Indebtedness in respect of Capital Leases, Synthetic Leases, Sale and Leaseback Transactions and Securitization Transactions;

            (g) all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments prior to the Final Maturity Date ("Redeemable Stock"); provided that Redeemable Stock shall not include any preferred or other equity interest subject to mandatory redemption if (i) such mandatory redemption may be satisfied by delivering common stock or some other equity interest not subject to mandatory redemption or (ii) such mandatory redemption is triggered solely by reason of a "change of control" and is not required to be paid until after the Obligations are paid in full;

            (h) all Funded Indebtedness of others to the extent secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

            (i) all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and

            (j) all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Funded Indebtedness is expressly made non-recourse to such Person.

      "Funding Date" means the date of the funding of the Initial Loans.

      "Funding Date Equity Issuance" means the issuance by the Borrower to Ardent LLC a number of shares of the Borrower's common stock in an amount sufficient to equal an aggregate sale price of $60,000,000, such sale price to be determined based upon the average of the volume-weighted average sales price of the Company's common stock over a 20 day trading day period ending two trading days prior to the Funding Date (the "Company Stock Price"); provided, that (i) in no event shall the maximum Company Stock Price exceed $45.86 per share and (ii) in no event shall the minimum Company Stock Price be less than $33.90 per share.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Governmental Reimbursement Program Cost" means, with respect to any Person, the sum of:

            (a) all amounts (including punitive and other similar amounts) agreed to be paid or payable (i) in settlement of claims or (ii) as a result of a final, non-appealable judgment, award or similar order, in each case, relating to participation in Medical Reimbursement Programs;

            (b) all final, non-appealable fines, penalties, forfeitures or other amounts rendered pursuant to criminal indictments or other criminal proceedings relating to participation in Medical Reimbursement Programs; and

            (c) the amount of final, non-appealable recovery, damages, awards, penalties, forfeitures or similar amounts rendered in any litigation, suit, arbitration, investigation, review or other legal or administrative proceeding of any kind relating to participation in Medical Reimbursement Programs.

      "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such

Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Guarantors" means each Subsidiary of the Borrower identified as a "Guarantor" on the signature pages hereto and each other Person that delivers a Joinder Agreement or otherwise becomes a party to this Agreement as a Guarantor pursuant to Section 7.12 (Additional Subsidiaries and Guarantees), together with their successors and permitted assigns.

      "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV (Guaranty).

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic materials, substances or wastes, all contaminants or pollutants and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.

      "HHS" means the United States Department of Health and Human Services and any successor thereof.

      "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, Pub. L. 104-191, Aug. 21, 1996, 110 Stat. 1936.

      "HUD Financing" means Indebtedness of HUD Financing Subsidiaries that is insured by the Federal Housing Administration, an organizational unit of the United States Department of Housing and Urban Development.

      "HUD Financing Subsidiaries" means, collectively, (i) each of Holly Hill Real Estate, LLC, a North Carolina limited liability company, PSI Cedar Springs Hospital Real Estate, Inc., a Colorado corporation, Psychiatric Solutions of Oklahoma Real Estate, Inc., an Oklahoma corporation, Riveredge Real Estate, Inc., an Illinois corporation, Cypress Creek Real Estate, L.P., a Texas limited partnership, Neuro Rehab Real Estate, L.P., a Texas limited partnership, Texas Laurel Ridge Hospital Real Estate, L.P., a Texas limited partnership, Texas Oaks Psychiatric Hospital Real Estate, L.P., a Texas limited partnership, Texas San Marcos Treatment Center Real Estate, L.P., a Texas limited partnership, and West Oaks Real Estate, L.P., a Texas limited partnership and (ii) each other Subsidiary of the Borrower that enters into a HUD Financing that is expressly permitted to be incurred pursuant to Section 8.03 (Indebtedness); provided, however, that in each case, each such Subsidiary shall be deemed to be a HUD Subsidiary only for so long as the documents governing the applicable HUD Financing prohibit such Subsidiary from guaranteeing Indebtedness of the
Borrower:

      "Immaterial Subsidiary" means any Subsidiary that, as of any date of determination, is without material operations and has total assets with an aggregate fair market value of less than $10,000.

      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all Funded Indebtedness;

            (b) the Swap Termination Value of any Swap Contract;

            (c) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

            (d) all Indebtedness of the types referred to in clauses (a) through
      (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer unless such Indebtedness is expressly made non-recourse to such Person.

      "Indemnified Matters" has the meaning set forth in Section 11.05 (Indemnification by the Borrower; Limitation of Liability).

      "Indemnitee" has the meaning set forth in Section 11.05 (Indemnification by the Borrower; Limitation of Liability).

      "Initial Loan Note" means a promissory note of the Borrower payable to the order of any Lender in an amount equal to the principal amount of the Initial Loan owing to such Lender.

      "Initial Loans" has the meaning specified in Section 2.01 (The
Commitments).

      "Initial Maturity Date" means the first anniversary of the Funding Date or such earlier date on which the Obligations otherwise become due and payable pursuant to Section 9.02 (Remedies Upon Event of Default).

      "Interest Period" means (a) in the case of any Initial Loan that is a Eurodollar Rate Loan, (i) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending (except as otherwise provided in Section 2.10(b) (Conversion/Continuation Option)) three months thereafter and (ii) thereafter, if the Borrower has selected in its Notice of Conversion or Continuation to continue such Loan as a Eurodollar Rate Loan, in whole or in part, a period commencing on the last day of the immediately preceding Interest Period therefor and ending three months thereafter and (b) in the case of any Extended Loan that is a Eurodollar Rate Loan, (i) initially, the period commencing on the Conversion Date and ending three months thereafter and (ii) thereafter, additional three-month periods commencing on the last day of the immediately preceding Interest Period; provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

            (iii) no Interest Period shall extend beyond the applicable Maturity Date; and

            (iv) for any Extended Loan that has been converted to a Base Rate Loan pursuant to Section 2.11 (Conversion/Continuation Option) and is thereafter converted to a Eurodollar Rate Loan, the Administrative Agent shall determine in its reasonable discretion the date upon which the Interest Period for such Extended Loans shall re-commence.

      "Internal Revenue Code" means the Internal Revenue Code of 1986.

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) an Acquisition. For purposes of determining covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "Involuntary Disposition" means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Borrower or any Subsidiary.

      "IP Rights" has the meaning set forth in Section 6.17 (Intellectual Property; Licenses; Etc.).

      "IRS" means the United States Internal Revenue Service or any Governmental Authority succeeding to any of its principal functions.

      "Joinder Agreement" means a joinder agreement substantially in the form of Exhibit F (Form of Joinder Agreement) executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12 (Additional Subsidiaries and Guarantees).

      "Land" of any Person means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or hereafter acquired or leased (including, in respect of the Loan Parties, as reflected in the most recent financial statements required to be delivered pursuant to Section 7.01(a) or (b) (Financial Statements)) by such Person.

      "Laws" means, collectively, all common law and all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "Lender" means each Lender and each other financial institution or other entity (a) identified as a "Lender" on the signature pages hereto and its successors and assigns or (b) from time to time becomes a party hereto by execution of an Assignment and Assumption.

      "Lending Office" means, as to any Lender, the office of such Lender specified as its "Lending Office" opposite its name on Schedule 11.02 (Lending Offices and Addresses for Notices) or on the Assignment and Assumption by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

      "Lien" means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

      "Loans" means the Initial Loans or the Extended Loans, as the context may require.

      "Loan Documents" means this Agreement, each Note, each Joinder Agreement, each Request for Borrowing, each Compliance Certificate, the Engagement Letter, the Fee Letter and each other document, instrument or agreement from time to time executed by the Borrower or any Subsidiary or any Responsible Officer of any thereof and delivered in connection with this Agreement.

      "Loan Parties" means, collectively, the Borrower and each Guarantor.

      "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, (a) the business, assets, operations, properties, condition (financial or otherwise) or liabilities (contingent or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) the ability of the Borrower or the Guarantors, taken as a whole, to perform their respective obligations under the Loan Documents and the Exchange Securities Documents; (c) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document or any Exchange Securities Document to which it is a party; or (d) the material rights and remedies of the Administrative Agent or the Lenders under the Loan Documents and the Exchange Securities Documents.

      "Maturity Date" means (a) in the case of Initial Loans, the Initial Loan Maturity Date and (b) in the case of Extended Loans, the Final Maturity Date.

      "Medicaid" means that certain means-tested entitlement program under Title XIX of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth at
Section 1396, et seq. of Title 42 of the United Sates Code and any statute succeeding thereto.

      "Medicaid Provider Agreement" means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier under which the health care provider or supplier agrees to provide items and services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

      "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (b) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (a) above;
(c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above; and (d) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of Law promulgated pursuant to or in connection with the statutes described in clause (b) above, in each case as may be amended, supplemented or otherwise modified from time to time.

      "Medical Reimbursement Programs" means a collective reference to the Medicare, Medicaid and TRICARE programs and any other health care program operated by or financed in whole or in part by any foreign or domestic federal, state or local government and any other non-government funded third party payor programs.

      "Medicare" means that government-sponsored entitlement program under Title XVIII of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code and any statute succeeding thereto.

      "Medicare Provider Agreement" means an agreement entered into between CMS or other such entity administering the Medicare program on behalf of CMS, and a health care provider or supplier under which the health care provider or supplier agrees to provide items and services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

      "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including CMS, the OIG, HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of Law, as each may be amended, supplemented or otherwise modified from time to time.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "Net Cash Proceeds" means the aggregate proceeds consisting of cash or Cash Equivalents received by the Borrower or any of its Subsidiaries after the Funding Date from any:

      (a) Disposition or Involuntary Disposition, in each case, net of (i) the reasonable cash costs (including legal, accounting and investment banking fees, and sales commissions) of such Disposition or Involuntary Disposition, as the case may be, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations and the "Obligations" under and as defined in the Senior Secured Credit Agreement) secured by the Property subject to such Disposition or Involuntary Disposition, as the case may be; provided, however, that evidence of each of clauses (i), (ii) and (iii) above is provided to the Administrative Agent in form and substance satisfactory to the Administrative Agent; and provided, further, that "Net Cash Proceeds" shall include any cash or Cash Equivalents received upon the Disposition of any non-cash consideration received by the Borrower or any Subsidiary in any Disposition or Involuntary Disposition; or

      (b) (i) Equity Issuance or (ii) any Debt Issuance, in each case, net of brokers' and advisors' fees and other costs (including legal, accounting and investment banking fees, and sales commissions) incurred in connection with such transaction; provided, however, that in the case of this clause (b), evidence of such costs is provided to the Administrative Agent in form and substance satisfactory to the Administrative Agent.

      "New Senior Subordinated Notes" means the Borrower's senior subordinated notes which are intended to be issued following the Closing Date (i) to refinance in full the Loans and other Obligations outstanding under this Agreement and (ii) to the extent that there are available proceeds, to redeem or purchase Existing Senior Subordinated Notes.

      "New Senior Subordinated Notes Documents" means (a) the New Senior Subordinated Notes Indenture, (b) the New Senior Subordinated Notes, (c) each supplemental indenture or other agreement pursuant to which any Subsidiary of the Borrower Guarantees the Indebtedness in respect of the New Senior Subordinated Notes and (d) all other documents, agreements and instruments relating to the New Senior Subordinated Notes, in each case, in form and substance satisfactory to the Administrative Agent.

      "New Senior Subordinated Notes Indenture" means the Indenture, in form and substance acceptable to the Administrative Agent, to be entered into between the Borrower, the Subsidiaries party thereto as guarantors and a financial institution acceptable to CGMI as trustee, governing the terms of the New Senior Subordinated Notes.

      "Non-Consenting Lender" has the meaning specified in Section 11.01(c) (Amendments, Etc.).

      "Note" means any Initial Loan Note or Extended Loan Note, as the context may require.

      "Notice of Borrowing" has the meaning specified in Section 2.02(a) (Borrowings, Conversions and Continuations of Loans).

      "Notice of Conversion or Continuation" has the meaning specified in
Section 2.10 (Conversion/Continuation Option).

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower and/or any Loan Party arising under this Agreement or any other Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower and/or any other Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

      "Offering Document" has the meaning specified in Section 5.01(l).

      "OIG" means the Office of Inspector General of HHS and any successor thereof.

      "Organization Documents" means, (a) (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity and (b) with respect to any Person, (i) to the extent not covered by the preceding clause (a), any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and (ii) any document setting forth the manner of designation, amount or relative rights, limitations and preferences of any class or series of such Person's Capital Stock.

      "Outstanding Amount" means on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date.

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Permanent Financing" means one or more public or private offerings of Refinancing Securities to any Persons other than the Borrower or any of its Subsidiaries.

      "Permitted Acquisition" means (a) the Ardent Acquisition, (b) certain acquisitions previously disclosed to the Administrative Agent and set forth on
Schedule 1.01 (Disclosed Acquisitions) and (c) at any time on or after the Initial Maturity Date, any other Investment consisting of an Acquisition by the Borrower or any Subsidiary, subject in the case of this clause (c) to the satisfaction of the following conditions:

      (i) the Property acquired (or the Property of the Person acquired) in such Acquisition shall be located in the United States and shall be used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Funding Date (or any reasonable extensions or expansions thereof);

      (ii) the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by (and within the time periods specified by) the terms of Section
7.12 (Additional Subsidiaries and Guarantees);

      (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition;

      (iv) no additional Indebtedness shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Borrower and the acquired Person after giving effect to the proposed Acquisition, except for (A) Loans made hereunder and (B) Indebtedness that is permitted under Section 8.03 (Indebtedness);

      (v) except as may otherwise be agreed by the Administrative Agent, on or prior to the date of any proposed Acquisition following the Closing Date for which Total Consideration to be paid by the Borrower or any Subsidiary exceeds $50,000,000 in any Fiscal Year (either individually or when aggregated with the Total Consideration paid during such Fiscal Year for all such Acquisitions following the Funding Date), the Borrower shall have delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, (A) an updated business plan and updated financial projections of the Borrower and its Subsidiaries, prepared by the Borrower in good faith, after giving effect to the proposed Acquisition on a pro forma basis for the next four fiscal quarters ending after the consummation of such Acquisition and (B) such other financial information, financial analysis, documentation or other information relating to such proposed Acquisition as any Administrative Agent or any Lender shall reasonably request;

      (vi) on or prior to the date of such proposed Acquisition, the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, copies of the acquisition agreement, related Contractual Obligations and instruments and all opinions, certificates, lien search results and other documents reasonably requested by the Administrative Agent;

      (vii) (A) no Default or Event of Default shall have occurred and be continuing and (B) the representations and warranties made by the Loan Parties in this Agreement and each other Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

      (viii) if such Acquisition involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary of the Borrower) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrower that shall be newly formed for the sole purpose of effecting such Acquisition; and

      (ix) the Total Consideration paid by the Borrower or any Subsidiary for any such Acquisition shall not exceed (i) $50,000,000 individually for any such Acquisition (whether such Acquisition occurs in a single transaction or in a series of related transactions) or (ii) $150,000,000 in the aggregate for all such Acquisitions during any fiscal year of the Borrower and its Subsidiaries.

      "Permitted Investments" means, at any time, Investments by the Borrower and its Subsidiaries permitted to exist at such time pursuant to the terms of
Section 8.02 (Investments).

      "Permitted Liens" means, at any time, Liens in respect of Property of the Borrower and its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01 (Liens).

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Physician Support Obligation" means a loan to or on behalf of, or a guarantee of indebtedness of a Qualified Physician made or given by the Borrower or any of its Subsidiaries, (a) in the ordinary course of its business and (b) pursuant to a written agreement having a term not to exceed five years.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.

      "Pro Rata Share" means or (other than in the expression "equally and ratably") "ratably" means, with respect to any Lender, the percentage obtained by dividing (i) the Commitment of such Lender by (ii) the aggregate Commitments of all Lenders (or, at any time after the Funding Date, the percentage obtained by dividing the principal amount of such Lender's Loans by the aggregate Loans of all Lenders).

      "Proceeds" has the meaning given to such term in the UCC.

      "Projections" means those financial projections dated as of the Funding Date, covering the fiscal years ending in 2005 through 2012 inclusive (and prepared on a quarterly basis through the end of fiscal year 2006), to be delivered to the Administrative Agent and the Lenders by the Borrower.

      "Property" means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.

      "Proposed Change" has the meaning specified in Section 11.01(c) (Amendments, Etc.).

      "PSI Surety" means PSI Surety, Inc., a Montana corporation.

      "Purchasing Lender" has the meaning specified in Section 11.16 (Sharing of Payments, Etc.).

      "Qualified Physicians" means one or more physicians or health care professionals providing service to patients in a health care facility owned, leased, operated or managed by the Borrower or any of its Subsidiaries.

      "Real Property" of any Person means the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.

      "Redeemable Stock" has the meaning specified in the definition of clause
(g) of the definition of "Funded Indebtedness".

      "Refinancing Securities" means one or more series of senior subordinated debt securities (including the New Senior Subordinated Notes) or other debt securities (other than the Exchange Securities) issued, in settlement, in whole or in part, of the Initial Loans, any Extended Loans and any Floating Rate Exchange Securities (but not any Fixed Rate Exchange Securities) pursuant to
Section 2.5 (Reduction and Termination of the Commitments).

      "Register" has the meaning set forth in Section 2.11 (Evidence of Debt).

      "Registration Rights Agreement" means, a registration rights agreement in customary form for high-yield debt securities and which is in form and substance satisfactory to the Administrative Agent.

      "Reinvestment Deferred Amount" means, as the context requires, the Disposition/Involuntary Disposition Deferred Amount or the Equity Issuance Deferred Amount.

      "Reinvestment Event" means any Equity Issuance in connection with a proposed Permitted Acquisition, Disposition or Involuntary Disposition in respect of which the Borrower has delivered a Reinvestment Notice.

      "Reinvestment Notice" means a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and (i) in the case of any Disposition or Involuntary Disposition, that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of such Disposition or Involuntary Disposition to acquire replacement assets useful in its or one of its Subsidiaries' businesses or, in the case of an Involuntary Disposition, to effect repairs or (ii) in the case of any such Equity Issuance, that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of such Equity Issuance to finance all or a portion of a Permitted Acquisition.

      "Reinvestment Prepayment Amount" means, with respect to any Net Cash Proceeds of any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date (i) in the case of any Disposition or Involuntary Disposition, to acquire replacement assets useful in the business of the Borrower or any of its Subsidiaries, or in the case of an Involuntary Disposition, to effect repairs or replacements or (ii) in the case of any Equity Issuance, to consummate the applicable Permitted Acquisition.

      "Reinvestment Prepayment Date" means, with respect to any Net Cash Proceeds of any Reinvestment Event, (i) in the case of any Disposition or Involuntary Disposition constituting a Reinvestment Event, the earlier of (a) the date occurring 365 days after such Reinvestment Event and (b) the date that is five Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower's determination not to acquire replacement assets useful in the Borrower's or a Subsidiary's business (or, in the case of an Involuntary Disposition, not to effect repairs) with all or any portion of the relevant Reinvestment Deferred Amount and (ii) in the case of any Equity Issuance constituting a Reinvestment Event, the earlier of (a) the date occurring 180 days after such Reinvestment Event and (b) the date that is five Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower's determination not to consummate the applicable Permitted Acquisition.

      "Related Documents" means the Ardent Acquisition Agreement, the Senior Secured Credit Agreement, the Existing Senior Subordinated Notes Indenture and each other document and instrument executed with respect to either thereof.

      "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Hazardous Material into the indoor or outdoor environment or into or out of any property owned, leased or operated by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

      "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

      "Required Lenders" means, collectively, the Lenders having more than 50% of the aggregate outstanding amount of the Commitments or, after the Funding Date, more than fifty percent (50%) of the principal amount of all Loans then outstanding. A Defaulting Lender shall not be included for purposes of making a determination of Required Lenders.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, or treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or of any option, warrant or other right to acquire any such Capital Stock.

      "Reverse Spin-Off" means the reverse spin-off transaction between AHS and Ardent LLC contemplated by the Ardent Acquisition Agreement to occur prior to the Funding Date pursuant to which AHS shall have transferred to Ardent LLC the Capital Stock of its subsidiaries and certain other assets and liabilities that do not constitute part of the Ardent Acquired Business.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

      "Sale and Leaseback Transaction" means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Borrower or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

      "Sarbanes-Oxley Act" means the United States Sarbanes-Oxley Act of 2002.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Securities Act" means the Securities Act of 1933.

      "Securities Demand Offering" has the meaning specified in Section 2.04 (Permanent Financing).

      "Securitization Transaction" means any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of any Person.

      "Selling Lender" has the meaning specified in Section 11.16 (Sharing of Payments, Etc.).

      "Senior Secured Credit Agreement" means the Credit Agreement, dated as of the date of this Agreement, among the Borrower, the Subsidiaries party thereto as guarantors, the financial institutions from time to time party thereto as lenders, the financial institutions from time to time party thereto as letter of credit issuers, CNAI, as term loan facility administrative agent, Bank of America, N.A. as revolving credit facility administrative agent and collateral agent, and the other agents party thereto.

      "Senior Secured Credit Facilities" means the senior secured term loan and revolving credit facilities provided to the Borrower pursuant to the Senior Secured Credit Agreement.

      "Senior Secured Credit Documents" means the Senior Secured Credit Agreement, each Guarantee in respect thereof and all other documents executed and delivered with respect to the Senior Secured Credit Facilities.

      "Senior Secured Loans" means the "Loans" under and as defined in the Senior Secured Credit Agreement.

      "Senior Unsecured Facility" means the Commitments and the provisions herein related to the Loans.

      "Social Security Act" means the Social Security Act of 1965 as set forth in Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

      "Solvent" means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Special Purpose Vehicle" means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

      "Subordinated Indebtedness" means the Existing Senior Subordinated Notes and any other Indebtedness of the Borrower or any Subsidiary which by its terms is subordinated to the Obligations in a manner and to an extent acceptable to the Administrative Agent.

      "Subordinated Indebtedness Documents" means the Existing Senior Subordinated Notes Documents and all other documents, agreements and instruments governing any Subordinated Indebtedness.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

      "Substitute Institution" has the meaning specified in Section 3.07(a) (Substitution of Lenders).

      "Substitution Notice" has the meaning specified in Section 3.07(a) (Substitution of Lenders).

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Termination Value" means, in respect of any Swap Contract, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contract, (a) for any date on or after the date such Swap Contract has been closed out and a termination value is determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a), the amount determined as the market-to-market value for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contract (which may include a Lender or any Affiliate of a Lender).

      "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

      "Threshold Amount" means $5,000,000.

      "Total Cap" means (a) if the Senior Unsecured Facility is rated at least B1 (stable)/B+ (stable) or better, 10% per annum or (b) in all other cases, 11% per annum.

      "Total Consideration" means, with respect to any Acquisition, all cash and non-cash consideration, including the amount of Indebtedness assumed, the amount reasonably anticipated to be payable in connection with any deferred purchase price obligation (including any earn-out obligation) as determined by the Borrower in good faith at the time of the consummation of such Acquisition, and the value of any Capital Stock of the Borrower issued to the seller.

      "Transactions" means, collectively, the transactions contemplated in connection with the Reverse Spin-Off, the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement, the borrowing of the Senior Bridge Loans and the execution, delivery and performance by the Loan Parties of the Senior Bridge Credit Agreement, (following the Funding Date) the refinancing in full of the Senior Bridge Facility from the issuance and sale of the New Senior Subordinated Notes (or other Subordinated Indebtedness permitted by Section 8.13(c) (Prepayment of Other Indebtedness; Modification of Debt Agreements), the AHS Tender Offer, the Funding Date Equity Issuance, the initial Borrowing of the Loans and other Borrowings under this Agreement, the Ardent Acquisition and the payment of related fees and expenses.

      "Treasury Rate" means (i) the rate borne by direct treasury obligations of the United States maturing on the tenth anniversary of the Funding Date and (ii) if there are no such obligations, the rate determined by linear interpolation between the rates borne by the two direct treasury obligations of the United States maturing closest to, but straddling, the tenth anniversary of the Funding Date, in each case as published by the FRB.

      "TRICARE" means the United States Department of Defense health care program for service families (including TRICARE Prime, TRICARE Extra and TRICARE Standard), and any successor or predecessor thereof.

      "Type" means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

      "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.

      "United States" and "U.S." mean the United States of America.

      "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

      "Wholly Owned Subsidiary" means any Person 100% of whose Capital Stock is at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Capital Stock is at the time owned, directly or indirectly, by the Borrower.

1.02 OTHER INTERPRETIVE PROVISIONS.

      With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                  (iii) The term "including" is by way of example and not
            limitation.

                  (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

            (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

            (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

            (e) Upon the appointment of any successor Administrative Agent pursuant to Section 10.07 (Successor Administrative Agent), references to CNAI in Section 10.4 (The Administrative Agent Individually) and to Citibank in the definition of Base Rate and the definition of Eurodollar

      Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates or other Person as it may so designate.

1.03 ACCOUNTING TERMS.

      (a) Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the most recent audited financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 7.01(a) (Financial Statements); provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.

      (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, however, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04 ROUNDING.

      Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 REFERENCES TO AGREEMENTS AND LAWS.

      Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents and Exchange Securities Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by this Agreement or any other Loan Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law; and (c) references to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

1.06 TIMES OF DAY.

      Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07 INCORPORATION OF CERTAIN EXCHANGE INDENTURE PROVISIONS

      To the extent that any provision of the Exchange Indenture is deemed incorporated by reference in any provision of this Agreement, such provision of the Exchange Indenture shall be deemed modified mutatis mutandis to the extent necessary to give effect to such provision of this Agreement, including each reference in any such provision of the Exchange Indenture to (a) the "Company" being deemed to refer to the Borrower, (b) the "Notes" being deemed to refer to the Loans, (c) the "Trustee" being deemed to refer to the Administrative Agent,
(d) the "Holders" being deemed to refer to the Lenders and (e) the "Exchange Indenture" being deemed to refer to this Agreement and the other Loan Documents, in each case as the context may require.

                                   ARTICLE II

                         THE COMMITMENTS AND BORROWINGS

2.01 THE COMMITMENTS.

      (a) On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make a loan (each an "Initial Loan") in Dollars to the Borrower on the Funding Date, in an amount not to exceed such Lender's Commitment. Amounts of Loans prepaid may not be reborrowed.

2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

      (a) The Borrowing of the Initial Loans shall be made on the Funding Date upon receipt of a Notice of Borrowing given by the Borrower to the Administrative Agent not later than 11:00 a.m. one Business Day prior to the Funding Date. Each such notice shall be in substantially the form of Exhibit A (Form of Notice of Borrowing) (a "Notice of Borrowing"), specifying, (A) the date of such proposed Borrowing (which shall be the Funding Date), (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans and (D) for each Eurodollar Rate Loan, the initial Interest Period or Periods thereof. Loans shall be made as Base Rate Loans unless, subject to Sections 3.02 (Illegality), 3.03 (Determination of Rates; Inability to Determine Rates), 3.04 (Increased Cost and Reduced Return; Capital Adequacy) or 3.05 (Funding Losses), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans.

      (b) In the case of any Borrowings, the Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 3.03 (Determination of Interest Rates; Inability to Determine Rates). Each Lender shall, before 11:00 a.m. on the date of the proposed Borrowing, make available to the Administrative Agent at the Administrative Agent's Office, in immediately available funds, such Lender's Pro Rata Share of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 11.01 (Amendments, Etc.)) on the Funding Date of the applicable conditions set forth in Section 5.01 (Conditions Precedent to Initial Borrowings) and Section 5.02 (Conditions Precedent to Each Borrowing), and after the Administrative Agent's receipt of such funds, the Administrative Agent shall make such funds available to the Borrower.

      (c) Unless the Administrative Agent shall have received notice from any applicable Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Pro Rata Share of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the

Administrative Agent on the date of such Borrowing in accordance with this
Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Pro Rata Share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

      (d) The failure of any Lender to make on the date specified any Loan or any payment required by it (such Lender being a "Defaulting Lender") shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Defaulting Lender to make a Loan or payment required under this Agreement.

2.03 EXCHANGE SECURITIES

      (a) Issuance of Exchange Securities.

                  (i) On the terms and subject to the conditions set forth in this Agreement, each Lender may elect to receive, at any time on or after the Conversion Date or the Demand Failure Date, senior unsecured exchange securities ("Exchange Securities") in exchange for all or part of its Loans then outstanding, in a principal amount equal to 100% of the aggregate principal amount of such Loans and such Loans shall be treated as having been repaid as a consequence of such exchange and the Exchange Securities issued at such time shall be new loans made at such time; provided, however, that the aggregate principal amount of Loans exchanged for Exchange Securities shall be in a minimum amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (ii) Each such election shall be made by giving the
            Administrative Agent at least five (5) days' prior written notice (such notice, together with the certificate referred to in clause
            (iii) below, an "Exchange Notice") specifying (A) the aggregate principal amount of the Loans being exchanged, (B) whether such Exchange Securities are Floating Rate Exchange Securities or Fixed Rate Exchange Securities, (C) the principal amount of the Exchange Securities to be issued (subject to the terms of the Exchange Indenture), (D) the proposed date for such issuance and exchange,
            (E) the names of the proposed registered holders for such Exchange Securities, (F) the principal amount of any Loans owing to such Lender and expected to remain outstanding after such exchange, and
            (G) whether new Notes shall be requested for any such Loans, and attaching for cancellation any existing Note with respect to the Loans to be repaid pursuant to such exchange.

                  (iii) The Exchange Notice shall be accompanied by a
            certification from the Lender delivering such Exchange Notice in form and substance satisfactory to the Administrative Agent. The exchange of Loans for Exchange Securities shall only be permitted in accordance with this Section 2.03.

                  (iv) Notwithstanding any other provision of this Agreement or the Exchange Indenture, it is expressly agreed and acknowledged that
            (A) each exchange of a Loan for Exchange Securities shall operate as a novation of the Indebtedness represented by such Loan, (B) no Indebtedness represented by Exchange Securities shall be deemed to be an extension or continuation of any Loan and (C) the Indebtedness represented by such Loan shall be a novation, and settled and extinguished by the new Indebtedness represented by such Exchange Securities.

                  (v) Not later than the date which is 60 days prior to the
            Initial Maturity Date, the Borrower and the Arranger shall prepare and negotiate (in good faith) a form of Exchange Indenture which once approved by the Borrower and the Arranger, shall govern the terms of the Exchange Securities. The Exchange Indenture shall contain terms and conditions consistent with those set forth in Exhibit H and such other terms and conditions which are reasonably acceptable to the Borrower and the Arranger. It is a condition precedent to the issuance of any Exchange Securities in exchange for Loans that the Exchange Indenture in form and substance acceptable to the Arranger shall have been entered into by the Borrower and the Trustee thereunder.

      (b) Terms of Exchange Securities. All Exchange Securities shall be issued by the Borrower and shall be guaranteed by the Guarantors on terms substantially the same as the Guaranty. The Exchange Securities (other than Fixed Rate Exchange Securities) shall bear interest at the rate then applicable on the date of exchange to the Extended Loans for which they were exchanged, to accrue on the principal amount of such Exchange Securities and be payable on terms substantially similar to the terms applicable to such Loans and shall mature on the Final Maturity Date, subject to and in accordance with the provisions of the Exchange Indenture; provided, however, that the Lenders shall have the right, with respect to Floating Rate Exchange Securities, to convert all or any portion of such Floating Rate Exchange Securities to Fixed Rate Exchange Securities bearing a fixed rate of interest not higher than the rate of interest applicable to such Floating Rate Exchange Securities at the time of delivery of the conversion request notice pursuant to the Exchange Indenture and otherwise on the terms and conditions set forth in the Exchange Indenture. Following the issuance of Exchange Securities, all terms thereof shall be governed by the Exchange Indenture and not by this Agreement.

      (c) Procedure for Issuance. The Administrative Agent shall promptly notify each Lender of its receipt of an Exchange Notice and of the options selected therein. Each Exchange Notice shall be irrevocable. Not later than five (5) Business Days after delivery of an Exchange Notice, (i) the Borrower shall issue and deliver to the Administrative Agent the Exchange Securities requested pursuant to such Exchange Notice (and, upon receipt thereof by the Administrative Agent, the Administrative Agent shall deliver such Exchange Securities to the applicable Lender), (ii) if Extended Loans are expected to remain outstanding after such exchange, the Borrower shall deliver to the Administrative Agent, to the extent requested in such Exchange Notice, a replacement Note (and, upon receipt thereof by the Administrative Agent, the Administrative Agent shall deliver any such replacement Note to the applicable Lender), (iii) the Borrower shall pay to Administrative Agent for the account of the applicable Lender all accrued and unpaid interest and other amounts then due hereunder (including amounts referred to in Sections 3.02 (Illegality), 3.03 (Determination of Rates; Inability to Determine Rates), 3.04 (Increased Cost and Reduced Return; Capital Adequacy) or 3.05 (Funding Losses)) with respect to the Loans or portion thereof so exchanged and (iv) the Borrower shall take such further actions as may be required by the trustee to effect the issuance of the Exchange Securities in accordance with the terms hereof and under the Exchange Indenture. Upon the issuance of each Exchange Notice and payment of the applicable amounts referred to in clause (iii), any Loan or portion thereof exchanged for such Exchange Securities shall be settled and treated as repaid for the purposes of this Agreement.

2.04 PERMANENT FINANCING

      (a) The Borrower hereby agrees that, upon receipt of written notice by the Arranger (a "Securities Demand"), at any time and from time to time on or after the Funding Date with respect to an offering and sale of the Refinancing Securities for the purposes of refinancing the Loans and any Floating Rate Exchange Securities (in whole or in part) (the "Securities Demand Offering"), the Borrower shall take the actions described in clause (c) below and such other actions reasonably deemed necessary by the Arranger to issue the Refinancing Securities contemplated by each such Securities Demand. Each Securities Demand shall set forth (i) the principal amount of the Refinancing Securities and (ii) the other terms of the Refinancing Securities, including interest rate, yield, maturity, security, covenants, change of control provisions and redemption dates and prices, in accordance with clause (b) below. Notwithstanding any other provision of this Agreement, it is expressly agreed and acknowledged that (i) the issuance of Refinancing Securities shall operate as a novation of the Indebtedness represented by the Loans and any Floating Rate Exchange Securities refinanced thereby, (ii) no Indebtedness represented by any Refinancing Securities shall be deemed to be an extension or continuation of any Loan and any Floating Rate Exchange Securities, and (iii) the Indebtedness represented by such refinanced Loans and any Floating Rate Exchange Securities shall be novated, settled and extinguished by the new Indebtedness represented by such Refinancing Securities.

      (b) The Refinancing Securities shall be issued on the following terms:

            (i) the Refinancing Securities shall be issued by the Borrower (or such Subsidiary of the Borrower as the Arranger shall specify) through a registered public offering, a private placement for resale pursuant to Rule 144A or a Regulation S offering under the Securities Act and/or a private placement under exemptions from the prospectus requirement, as determined by the Arranger in its discretion after consultation with the Borrower;

            (ii) the Refinancing Securities shall have a maturity date which is not earlier than the date which is one year after the scheduled final maturity of the Senior Secured Credit Facilities;

            (iii) the Refinancing Securities shall have such terms, including registration rights (in the event of a private placement under Rule 144A offering or Regulation S offering of the Refinancing Securities), covenants, events of default, subordination provisions, interest rate, yield and redemption prices and dates and conditions as are customary for similar financings as determined by the Arranger in its sole discretion after consultation with the Borrower;

            (iv) without the Borrower's consent (not to be unreasonably withheld, delayed or conditioned), the weighted average interest rate or yield to maturity per annum on all such Refinancing Securities shall not exceed the Total Cap; provided, that such interest rate or yield to maturity per annum shall not be less than 8.5% per annum; and

            (v) all other arrangements with respect to the Refinancing Securities shall be reasonably satisfactory in all material respects to the Arranger in the light of the prevailing market conditions and the financial condition and prospects of the Borrower and its Subsidiaries at the time of such issuance and sale.

      (c) In connection which each Securities Demand each Loan Party will, and will cause each of its Subsidiaries to, cooperate with the Arranger in connection with, and use its best efforts to effectuate, a Permanent Financing, and shall do the following:

            (i) in connection with any private offerings or private placements with or without registration rights (including offers and sales pursuant to Rule 144A and Regulation S), prepare offering memoranda relating to the offer and sale of Refinancing Securities, such offering memoranda containing (A) such disclosures as would have been included in a registration statement filed under the Securities Act or as may be required by applicable laws, rules, regulations or other requirements except as otherwise agreed by the Borrower and the Arranger, (B) such disclosures as may be appropriate or customary for such offering memoranda and (C) such disclosures as reasonably requested by the Arranger;

            (ii) in connection with any private offerings or private placements with registration rights (including offers and sales pursuant to Rule 144A and Regulation S under the Securities Act), execute and deliver registration rights agreements, in form and substance containing such customary terms and reasonably satisfactory to the Arranger;

            (iii) in connection with any public offerings (including offerings pursuant to a "shelf" registration statement), prepare prospectuses (and preparing and filing the related registration statements) relating to the offer and sale of Refinancing Securities in connection with the Permanent Financing, such prospectuses containing (A) such disclosures as may be required by the Securities Act and other applicable laws, rules, regulations or other requirements except as otherwise agreed by the Borrower and the Arranger, (B) such disclosures as may be appropriate or customary for such documents and (C) such disclosures as reasonably requested by the Arranger;

            (iv) providing resolutions of the applicable Board of Directors approving any issuances and sales of the Refinancing Securities in connection with the Permanent Financing, the related purchase agreements or underwriting agreements and the transactions contemplated thereby, including the indenture and notes with respect thereto and all documents evidencing other necessary corporate action with respect to the issuances and sales of the Refinancing Securities in connection with a Permanent Financing, together with copies of the Organization Documents of each Loan Party and appropriate officer and secretary certificates in connection therewith;

            (v) execute and deliver all necessary purchase agreements or underwriting agreements and indentures, in form and substance reasonably satisfactory to the Arranger and, in the case of any indenture, complying with the Trust Indenture Act, containing in all cases customary covenants, representations and warranties, indemnities and other provisions and providing for in all cases the delivery of customary legal opinions (including "10b-5 letters" in the case of offerings registered with the SEC or offerings under Rule 144A of the Securities Act), officers' and other certificates and accountants' comfort letters;

            (vi) if any "qualified independent underwriter" (as defined in the related regulations) is required by the National Association of Securities Dealers, Inc. in connection with any offer or sale of the Refinancing Securities, pay an underwriting fee (in a customary and reasonable amount for transactions of this type and amount) and agree to indemnify such underwriter on customary terms, which underwriter shall be a firm selected by the Arranger and reasonably agreed upon by the Borrower;

            (vii) assist the Arranger and any other placement agent or underwriters in their selling efforts, including providing the Arranger with all information reasonably deemed necessary by the Arranger in connection with the offer and sale of the Refinancing Securities issued and sold in order to consummate the Permanent Financing, including information and projections prepared by the Borrower and its Subsidiaries or on its behalf relating to offering and sales of such Refinancing Securities, including making available representatives of the Borrower and its Subsidiaries and, if appropriate, using its best efforts to make available representatives of any other issuer of such Refinancing Securities;

            (viii) assist the Arranger and any other placement agents or underwriters in connection with the marketing of any Refinancing Securities to be offered publicly or placed privately which marketing efforts may be accomplished by a variety of means, including supplementing and updating any offering materials to be used in the marketing of the Refinancing Securities and the use of road show presentations (including "one-on-one" meetings) involving senior management of the Borrower and its Subsidiaries and using its best efforts to involve senior management of any issuers of the Refinancing Securities in any such road show presentations on the one hand and the proposed purchasers of the Refinancing Securities on the other hand, in each case in order to consummate the Permanent Financing;

            (ix) pay all fees and expenses of the Arranger and any other placement agents or underwriters set forth in the Engagement Letter, and other customary fees and expenses relating to any offerings and sales of Refinancing Securities; and

            (x) providing such other cooperation and assistance as is customarily provided by issuers in connection with such private placements or public sales of their securities, and taking such further actions and preparing, executing, delivering and filing, or causing to be prepared, executed, delivered and filed, any agreements, instruments, documents, opinions of counsel and certificates necessary or appropriate to effectuate the Permanent Financing.

      Nothing in this Section 2.04 shall prevent or the limit the ability of the Borrower or its Subsidiaries from repaying or refinancing the Loans and Exchange Securities in any other manner not otherwise prohibited by this Agreement, any other Loan Document or any Exchange Securities Document.

2.05 REDUCTION AND TERMINATION OF THE COMMITMENTS

      The Borrower may, prior to the Funding Date, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the Commitments of the Lenders; provided, however, that each partial reduction shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The amount of any Commitment that is not borrowed on the Funding Date shall thereafter be terminated. In addition, all outstanding Commitments shall terminate on the Funding Date immediately following the funding of the Initial Loans.

2.06 REPAYMENT OF LOANS

      (a) Initial Loans. The Borrower promises, subject to the provisions of
Section 2.06(b) below, to repay the entire unpaid principal amount of the Initial Loans on the Initial Maturity Date (or earlier, if otherwise required by the terms hereof).

      (b) Extended Loans. If, on the Initial Maturity Date, (i) the Initial Loans have not been repaid in full or exchanged in full for Exchange Securities pursuant to Section 2.04 (Exchange Securities) and (ii) each of the conditions precedent set forth in Section 5.03 (Conditions Precedent to Extended Loans) have been satisfied, then the Initial Loans of each Lender then outstanding shall be deemed converted on the Initial Maturity Date into Loans ("Extended Loans") of such Lender, having the same principal amount as such outstanding Initial Loans. The Borrower promises to repay the entire principal amount of all Extended Loans on the Final Maturity Date (or earlier, if required by the terms hereof).

2.07 OPTIONAL PREPAYMENTS.

      (a) The Borrower may, upon at least two (2) business days' prior notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 3.05 (Funding Losses); and provided, further, that each partial prepayment shall be in an aggregate amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

      (b) The Borrower shall not (i) voluntarily prepay the principal amount of any Loan other than as provided in this Section 2.07 or (ii) voluntarily prepay the principal amount of any Loan to the extent that such prepayment is not permitted by the Senior Secured Credit Agreement (so long as the Senior Secured Credit Agreement is in effect, but without permitting any modification to the terms thereof after the date of this Agreement which further restricts the ability of the Borrower to repay or prepay the Loans).

2.08 MANDATORY PREPAYMENTS.

      (a) Upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising from any Disposition, Involuntary Disposition, Debt Issuance or Equity Issuance or (ii) without duplication, Extraordinary Receipts, in each case, the Borrower shall immediately prepay without notice the Loans in an amount equal to 100% of such Net Cash Proceeds;

provided, however, that:

                  (A) in the case of any Net Cash Proceeds arising from any (I)
            Disposition or (II) Involuntary Disposition, (X) if the Borrower shall have delivered a Reinvestment Notice with respect to such Net Cash Proceeds, no prepayment shall be required under this Section 2.08(a) with respect to the Net Cash Proceeds of such Reinvestment Event until the applicable Reinvestment Prepayment Date and (Y) on the applicable Reinvestment Prepayment Date, the Borrower shall prepay the Loans in an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Event, if any, on the Reinvestment Prepayment Date with respect to such Reinvestment Event, which mandatory prepayment shall be applied in accordance with clause (c) below;

                  (B) the Borrower shall not be required to make a prepayment pursuant to this Section 2.08(a) with the Net Cash Proceeds arising from the Disposition or Involuntary Disposition of any Property that is subject to (I) a HUD Financing or (II) other Indebtedness that is secured by a Lien on such Property, in each case to the extent that the Borrower or the applicable Subsidiary is required pursuant to the documentation governing such HUD Financing or other Indebtedness to apply such Net Cash Proceeds to prepay such HUD Financing or other Indebtedness; and

                  (C) nothing in this Section 2.08 shall be construed to permit
            (or be a consent to) the issuance or incurrence of any Indebtedness or Equity Securities, the Disposition of any Property or the Involuntary Disposition of any Property that is not, in any such case, otherwise permitted by this Agreement.

      (b) Notwithstanding anything in this Section 2.08 to the contrary, the amount of Net Cash Proceeds arising from any Disposition, Involuntary Disposition or Extraordinary Receipts that the Borrower is required to apply in prepayment of the Loans pursuant to this Section 2.08 shall be deemed reduced by the amount thereof that the Borrower is required to apply in mandatory prepayment of the Senior Secured Credit Facilities pursuant to the terms of the Senior Secured Credit Agreement.

      (c) Notwithstanding anything in this Section 2.08 to the contrary, if, on the date that any applicable amount of Net Cash Proceeds are required to be applied in mandatory prepayment of the Loans pursuant this Section 2.08, any Exchange Securities have been issued and are outstanding, such amount of Net Cash Proceeds shall be applied as follows: (x) if Floating Rate Exchange Securities are then outstanding but no Fixed Rate Exchange Securities are then outstanding, the Loans shall be prepaid and (to the extent required by the Exchange Indenture) the Floating Rate Exchange Securities shall be redeemed (at par plus accrued and unpaid interest), on a pro rata basis; and (y) if any Fixed Rate Exchange Securities are then outstanding: (A) the Borrower shall immediately notify the Administrative Agent of the receipt of applicable Net Cash Proceeds and the amount thereof which is required to be applied, on a pro rata basis, in mandatory prepayment of the Loans, in mandatory redemption of any Floating Rate Exchange Securities (at par plus accrued and unpaid interest) and in making mandatory offers to purchase any Fixed Rate Exchange Securities (at par plus accrued and unpaid interest plus any applicable premium), (B) not later than five Business Days following the date of such notice to the Administrative Agent, the Borrower shall notify the Administrative Agent of the respective pro rata allocated amounts of the Loans, any Floating Rate Exchange Securities and any Fixed Rate Exchange Securities which are required to be purchased pursuant to accepted offers to purchase made as provided in clause (A) above, and (C) not later than five Business Days following the date of the notice delivered pursuant to clause (B) above, the Loans shall be prepaid in the applicable pro rata allocated amount thereof referred to in clause (B) above. Notwithstanding anything in this clause (c) to the contrary, on or prior to the date such offer to purchase is required to be made pursuant to this clause (c), any holder of Fixed Rate Exchange Securities may refuse to accept such offer by a written notice to the Administrative Agent delivered no later than 5:00 p.m. (New York time) two Business Days after receipt of notice from the Administrative Agent that such offer to purchase is to be made and any Net Cash Proceeds not accepted by holders of the Fixed Rate Exchange Securities shall be applied to repay any additional outstanding Loans and Floating Rate Exchange Securities on a pro rata basis.

      (d) Change of Control. If a Change of Control shall occur, the Borrower shall within five Business Days after the occurrence thereof prepay in full the outstanding amount of Loans. Notwithstanding anything in this Section 2.08(d) to the contrary, on or prior to the date such mandatory prepayment is otherwise required to be made pursuant to this Section 2.08(d), any Lender may waive its right to receive its Ratable Portion of such mandatory prepayment allocable to such Lender's Loans by a written notice to the Administrative Agent delivered no later than 5:00 p.m. (New York time) two Business Days after receipt of notice from the Administrative Agent that such mandatory prepayment is to be made. If any Lender does not so notify the Administrative Agent within such two Business Day period, such Lender will be deemed to have elected to receive 100% of its Ratable Portion of the mandatory prepayment.

2.09 INTEREST.

      (a) Rate of Interest. All Loans and the outstanding amount of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:

            (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and
(B) the Applicable Margin in effect from time to time; and

            (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Interest Period;

      provided, however, (x) that the interest rate in effect at any time shall not exceed the Total Cap and shall not be less than 8.50% per annum, and (y) that in the event that Refinancing Securities are not issued in accordance with a Securities Demand delivered to the Borrower pursuant to Section 2.04 (Permanent Financing) within ten (10) days following the date of such Securities Demand (the "Demand Failure Date"), then, at any time thereafter the rate of interest applicable to all Loans shall immediately increase to the Total Cap.

      (b) Interest Payments. Interest accrued on (i) each Base Rate Loan shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan,
(B) upon the payment or prepayment thereof in full or in part, (C) on the Initial Maturity Date if such Base Rate Loan is an Initial Loan and (D) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) each Eurodollar Rate Loan shall be payable in arrears
(A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part,
(C) on the Initial Maturity Date if such Eurodollar Rate Loan is an Initial Loan and (D) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan and (iii) the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

      (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at the Default Rate applicable to such Loans or other Obligations from time to time. Such interest shall be payable on the date that would otherwise be applicable to such interest pursuant to clause (b) above or otherwise on demand.

2.10 CONVERSION/CONTINUATION OPTION.

      (a) At any time prior to the Conversion Date, the Borrower may elect (i) on any Business Day to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of at least $1,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender's Pro Rata Share. Each such election shall be in substantially the form of Exhibit B (Form of Notice of Conversion or Continuation) (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and Type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of such conversion.

      (b) The Administrative Agent shall promptly notify each applicable Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, (i) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans having Interest Periods which are longer than one week shall be permitted at any time prior to the date that is thirty days after the Funding Date and (ii) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of Sections
3.02 (Illegality), 3.03 (Determination of Rates; Inability to Determine Rates),
3.04 (Increased Cost and Reduced Return; Capital Adequacy) or 3.05 (Funding Losses). If, within the time period required under the terms of this Section 2.10, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans, Each Notice of Conversion or Continuation shall be irrevocable.

      (c) All Initial Loans that become Extended Loans shall be automatically converted to, or continued as Eurodollar Rate Loans on the Conversion Date and, subject to Sections 3.02 (Illegality), 3.03 (Determination of Rates; Inability to Determine Rates), 3.04 (Increased Cost and Reduced Return; Capital Adequacy) and 3.05 (Funding Losses), shall be continued as Eurodollar Rate Loans on each three-month anniversary thereof without the need for the Borrower to submit a Notice of Conversion or Continuation.

2.11 EVIDENCE OF DEBT.

      (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan or other Borrowing of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

      (b) (i) The Administrative Agent, acting as agent of the Borrower solely for this purpose, shall establish and maintain at its address referred to in
Section 11.02 (Notices, Etc.) a record of ownership (the "Register") in which the Administrative Agent agrees to register by book entry the Administrative Agent's and each Lender's interest in each Loan and in the right to receive any payments hereunder and any assignment of any such interest or rights. In addition, the Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record (I) the names and addresses of the Lenders, (II) the Commitments of each Lender from time to time, (III) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (IV) the amount of any principal or interest due and payable, and paid, by the Borrower to, or for the account of, each Lender hereunder and (V) the amount of any sum received by the Loan Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender's share thereof, if applicable.

          (ii) Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Notes evidencing such Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender's or a registered assignee's right, title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 2.11(b) and Section 11.07 (Assignments and Participations) shall be construed so that the Loans are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).

      (c) The entries made in the Register and in the accounts therein maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans and other Obligations in accordance with their terms. In addition, the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for inspection by the Borrower, the Administrative Agent, or such Lender at any reasonable time and from time to time upon reasonable prior notice.

      (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Note or Notes to such Lender evidencing any Loans of such Lender, substantially in the forms of Exhibit C-1 (Form of Initial Loan Note) or Exhibit C-2 (Form of Extended Loan Note), respectively.

2.12 FEES.

      The Borrower has agreed to pay to the Administrative Agent and the Arranger additional fees, the amount and dates of payment of which are embodied in the Fee Letter and the Engagement Letter.

2.13 PAYMENTS AND COMPUTATIONS.

      (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 2:00 p.m. on the day when due, in Dollars to the Administrative Agent at its address referred to in Section 11.02 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the applicable Lenders, in accordance with the application of payments set forth in clause (f) or (g) below, as applicable, for the account of their respective Lending Offices; provided, however, that amounts payable pursuant to Sections 3.02 (Illegality), 3.03 (Determination of Rates; Inability to Determine Rates), 3.04 (Increased Cost and Reduced Return; Capital Adequacy) or 3.05 (Funding Losses) shall be paid only to the affected Lender or Lenders. Payments received by the Administrative Agent after 2:00 p.m. shall be deemed to be received on the next Business Day.

      (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.

      (c) Each payment by the Borrower of any Loan and each reimbursement of various costs, expenses or other Obligations shall be made in Dollars.

      (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Eurodollar Interest Periods being repaid prior to those having later expiring Eurodollar Interest Periods.

      (e) Unless the Administrative Agent shall have received notice from the Borrower or the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each applicable Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each applicable Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

      (f) Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of clause (g) below (or required to be applied in accordance with Section 2.08(c) (Mandatory Prepayments)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay all Obligations then due and payable and second, as the Borrower so designates. Payments in respect of the Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender's Pro Rata Share of the Loans; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders in proportion to their respective Pro Rata Shares.

      (g) The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations after the occurrence and during the continuance of an Event of Default and shall apply all payments in respect of the Obligations in the following order:

            (i) first, to pay Obligations in respect of any fees then due to the Arranger, the Administrative Agent and/or the Lenders;

            (ii) second, to pay interest then due and payable in respect of the Loans;

            (iii) third, to pay or prepay principal amounts on the Loans, ratably to the aggregate principal amount of such Loans; and

            (iv) fourth, to the ratable payment of all other Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of clauses
(i), (ii), (iii) and (iv), above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligation ratably, based on the proportion of the Arranger's, the Administrative Agent's and each Lender's interest in the aggregate outstanding Obligations described in such clauses.

The order of priority set forth in clauses (i), (ii), (iii) and (iv) above may at any time and from time to time be changed by the agreement of the Required Lenders without necessity of notice to or consent of or approval by the Borrower or by any other Person that is not a Lender. The order of priority set forth in clause (i) above may be changed only with the prior written consent of the Administrative Agent in addition to that of the Required Lenders.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 TAXES.

      (a) Subject to Section 11.15 (Tax Forms), any and all payments by any Loan Party to or for the account of the Administrative Agent or any Lender under any Loan Document and any Exchange Securities Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Loan Party shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document or any Exchange Securities Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty days after the date of such payment, such Loan Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof or if no receipt is available, other evidence of payment reasonably satisfactory to the Administrative Agent.

      (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

      (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document or any Exchange Securities Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been deducted or paid.

      (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by the Administrative Agent and such

Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this clause (d) shall be made within thirty days after the date the Lender or the Administrative Agent makes a demand therefor.

      (e) If any Loan Party is required to pay any amount to any Lender or the Administrative Agent pursuant to this Section 3.01, then such Lender or the Administrative Agent, as the case may be, shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment which may thereafter accrue, if such change in the reasonable judgment of such Lender is not otherwise disadvantageous to such Lender.

3.02 ILLEGALITY.

      If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans as it would otherwise be obligated hereunder to make, maintain or fund, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable Eurodollar interbank market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03 DETERMINATION OF RATES; INABILITY TO DETERMINE RATES.

      (a) The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." Such determination shall be presumed to be correct absent manifest error and shall be binding on the Borrower.

      (b) If any Administrative Agent or the Required Lenders determine in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation of a Eurodollar Rate Loan that (a) deposits in Dollars are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent (or, if the Required Lenders make such determination, following notice thereof) will promptly notify the Borrower and all Lenders thereof. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04  INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

      (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding, maintaining or purchasing participations in Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this clause
(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 (Taxes) shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

      (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

3.05  FUNDING LOSSES.

      Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

            (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

            (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07 (Substitution of Lenders);

      including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

      For purposes of calculating amounts payable by the Borrower to the Lenders under this Section

3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06  MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

      A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

3.07  SUBSTITUTION OF LENDERS.

      (a) In the event that:

          (i) (A) the Borrower is required to make any payment pursuant to
Section 3.01 (Taxes) that is attributable to a particular Lender, (B) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 3.02 (Illegality), (C) any Lender makes a claim under Section 3.04 (Increased Costs and Reduced Return; Capital Adequacy) or (D) any Lender becomes a Defaulting Lender,

          (ii) in the case of clause (i)(C) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans exceeds the effective average annual rate of interest payable to the Required Lenders under this Agreement, and

          (iii) in the case of clause (i)(A), (B) and (C) above, Lenders holding at least 75% of the Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "Affected Lender"), the Borrower may substitute any Lender and, if reasonably acceptable to the Administrative Agent, any other Eligible Assignee (a "Substitute Institution") for such Affected Lender hereunder, after delivery of a written notice (a "Substitution Notice") within a reasonable time (in any case not to exceed ninety (90) days) following the occurrence of any of the events described in clause (i)(A), (B), (C) or (D) above by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intends to make such substitution; provided, however, that, in the case of any Affected Lender, if more than one such Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other, then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, such Lenders making such claims.

      (b) If the Substitution Notice was properly issued under this Section 3.07, the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents and the Substitute Institution shall assume, and the Affected Lender shall be relieved of, all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages in respect of any such unperformed obligations; provided, that in no event shall such Affected Lender be liable for any exemplary or punitive damages to the extent permitted by applicable Law). Such purchase and sale (and the corresponding assignment of all rights and claims under this Agreement) shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Lender of its Pro Rata Share of the Loans, together with any other Obligations owing to it, (ii) the receipt by the Administrative Agent of an agreement in form and substance reasonably satisfactory to it and the Borrower whereby the Substitute Institution shall agree to be bound by the terms of this Agreement and (iii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a "Lender" hereunder for all purposes of this Agreement having a Commitment, in the amount of such Affected Lender's Commitment assumed by it and such Commitment of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender in accordance with the terms of this Agreement.

      (c) Each Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 3.07, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such assignment, together with any Note (if such Loans are evidenced by a Note) evidencing the Loans subject to such Assignment and Assumption; provided, however, that the failure of any Affected Lender to execute an Assignment and Assumption shall not render such assignment invalid.

3.08  SURVIVAL.

      All of the Borrower's obligations under this Article III shall survive termination of the Commitments and repayment of all Obligations.

                                   ARTICLE IV

                                    GUARANTY

4.01  THE GUARANTY.

      (a) Each of the Guarantors hereby jointly and severally guarantees to each Lender, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

      (b) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state Law.

4.02  OBLIGATIONS UNCONDITIONAL.

      The obligations of the Guarantors under Section 4.01 (The Guaranty) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

            (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

            (b) any of the acts mentioned in any of the provisions of any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

            (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with; or

            (d) any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

      With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03  REINSTATEMENT.

      The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including Attorney Costs) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar Law.

4.04  CERTAIN ADDITIONAL WAIVERS.

      Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the

Obligations, except through the exercise of rights of subrogation pursuant to
Section 4.02 (Obligations Unconditional) and through the exercise of rights of contribution pursuant to Section 4.06 (Rights of Contribution).

4.05  REMEDIES.

      The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (Remedies Upon Event of Default) (and shall be deemed to have become automatically due and payable in the circumstances provided in such Section 9.02) for purposes of Section 4.01 (The Guaranty) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of
Section 4.01 (The Guaranty).

4.06  RIGHTS OF CONTRIBUTION.

      The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations under this Agreement have been paid in full and the Commitments have terminated.

4.07  GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

      The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

5.01  CONDITIONS PRECEDENT TO INITIAL BORROWING.

      The obligation of each Lender on the Funding Date to make any Loan is subject to the satisfaction or due waiver in accordance with Section 11.01 (Amendments; Etc.) of each of the following conditions precedent:

      (a) Certain Documents. The Administrative Agent shall have received on or prior to the Funding Date each of the following, each dated as of the Funding Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

            (i) this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, an Initial Loan Note or Initial Loan Notes of the Borrower conforming to the requirements set forth herein;

            (ii) a favorable opinion of Waller Landsen Dortch & Davis, counsel to the Loan Parties, in substantially the form of Exhibit I (Form of Opinion of Counsel for the Loan Parties), in form and substance satisfactory to the Administrative Agent, and in the case of all legal opinions delivered pursuant to this Agreement, addressed to the Administrative Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request;

            (iii) a copy of each Related Document certified as being complete and correct by a Responsible Officer of the Borrower;

            (iv) a copy of the articles or certificate of incorporation (or equivalent Organization Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party in such State as of a recent date;

            (v) certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver any Loan Document or any other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Organization Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Organization Document) of such Loan Party from the certificate of incorporation (or equivalent Organization Document) delivered pursuant to clause (iv) above;

            (vi) a certificate of the chief financial officer of the Borrower stating in reasonable detail that the Borrower is Solvent after giving effect to the initial Borrowing, the application of the proceeds thereof in accordance with Section 6.19 (Use of Proceeds) and the payment of all estimated Attorney Costs, and accounting and other fees related hereto and to the other Loan Documents and the transactions contemplated hereby and thereby;

            (vii) a certificate of a Responsible Officer of the Borrower to the effect that (A) the conditions set forth in Section 5.01(i) below have been satisfied and (B) there shall be no action, investigation or proceeding (whether an individual proceeding or a series of related proceedings) or development in any action, investigation or proceeding (whether an individual proceeding or a series of related proceedings) that has had or could reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the ability of the parties to consummate the Transactions, the funding of the initial Borrowing under this Agreement or any of the other Transactions;

            (viii) a certificate of a Responsible Officer of the Borrower specifying all information necessary for the Administrative Agent and the Lenders to issue wire transfer instructions on behalf of each of the Loan Parties for the initial Borrowing to be made under this Agreement, including sources and application of funds, disbursement authorizations, in form reasonably acceptable to the Administrative Agent;

            (ix) evidence reasonably satisfactory to the Administrative Agent that the insurance coverage required by Section 7.07 (Maintenance of Insurance) is in full force and effect; and

            (x) such other certificates, documents, agreements and information (including information with respect to Environmental Liabilities) respecting any Loan Party as any Lender through any Administrative Agent may reasonably request.

      (b) Fees and Expenses Paid. There shall have been paid to the Administrative Agent or the Arranger, for the account of the Administrative Agent, the Arranger and the Lenders, as applicable, all fees and expenses (including Attorney Costs) due and payable on or before the Funding Date (including all such fees described in each Fee Letter); provided, further that any such fees payable on the Funding Date pursuant to the Fee Letter shall be paid by the Borrower as provided in such Fee Letter.

      (c) Consummation of Transactions; Etc.

            (i) the Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to them, from a Responsible Officer of the Borrower, for the benefit of the Administrative Agent and the Lenders, certifying that each of the Transactions (other than the initial Borrowing and the initial borrowing under the Senior Secured Credit Facilities) has been consummated or shall be consummated simultaneously with the making of the initial Borrowings under this Agreement in accordance with the terms hereof, the Ardent Acquisition Agreements and the Related Documents with respect thereto, the Senior Secured Credit Agreement, the documentation governing the AHS Tender Offer and all other related documentation (without any waiver, amendment or modification of any material provision thereof, except with the prior written consent of the Administrative Agent);

            (ii) the Administrative Agent shall be satisfied with (A) any material amendments to the Ardent Acquisition Agreement and the schedules thereto and any Related Document related thereto and (B) any material change to the structure of the Ardent Acquisition or any of the other Transactions (other than the initial Borrowing) from that previously disclosed to the Administrative Agent;

            (iii) the Administrative Agent shall have received, in form an substance reasonably satisfactory to them, a certificate from a Responsible Officer of the Borrower that the Ardent Acquired Business shall have no Indebtedness for borrowed money outstanding on the Funding Date (other than (x) in the event that any AHS Notes remain outstanding following the consummation of the AHS Tender Offer, Indebtedness in respect of the AHS Untendered Notes; provided, that cash in an amount sufficient to redeem (within 35 days of the Funding Date, or if the AHS Trustee requires 15 days prior notice pursuant to the terms of the AHS Indenture, within 45 days of the Funding Date) such outstanding Indebtedness in full (including principal, accrued and unpaid interest and any applicable premium) shall have been deposited in an escrow account pursuant to escrow arrangements satisfactory to the Arranger and (y) Indebtedness of the Ardent Acquired Business that is permitted pursuant to
Section 8.03 (Indebtedness));

            (iv) the Funding Date Equity Issuance shall have been made on terms and conditions reasonably satisfactory to the Arranger and the Lenders; and

            (v) the Borrower shall have received not less than $325,000,000 in gross cash proceeds from the loans under the Senior Secured Credit Facilities pursuant to the Senior Secured Credit Agreement, which shall be in form and substance satisfactory to the Administrative Agent.

      (d) Financial Statements of the Borrower. The Lenders shall have received
(a) audited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries (other than the Ardent Acquired Business), for the fiscal years 2002, 2003 and 2004, prepared in accordance with generally accepted accounting principles in the United States and prepared in accordance with Regulation S-X under the Securities Act and (b) to the extent available, unaudited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries (other than the Ardent Acquired Business) for each completed fiscal quarter since the date of such audited financial statements (and, to the extent available, for each completed month since the last such quarter) and in the case of clauses (a) and (b), which audited and unaudited financial statements (x) shall be in form and scope satisfactory to the Lenders and (y) shall not be materially inconsistent with the financial statements previously provided to the Lenders.

      (e) Financial Statements of the Ardent Acquired Business. The Lenders shall have received (a) audited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of the Ardent Acquired Business for the fiscal years 2002, 2003 and 2004, prepared in accordance with generally accepted accounting principles in the United States and prepared in accordance with Regulation S-X under the Securities Act and (b) to the extent available, unaudited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of the Ardent Acquired Business, in each case, for each completed fiscal quarter since the date of such audited financial statements (and, to the extent available, for each completed month since the last such quarter) and in the case of clauses (a) and (b), which audited and unaudited financial statements (x) shall be in form and scope satisfactory to the Lenders and (y) shall not be materially inconsistent with the financial statements previously provided to the Lenders.

      (f) Pro Forma Financial Statements; Projections.

            (i) The Lenders shall have received a pro forma consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the Funding Date, after giving effect to the Transactions, together with a certificate of the chief financial officer of the Borrower to the effect that such financial statements accurately present the pro forma financial position of the Borrower and its Subsidiaries on a basis consistent with pro forma financial statements set forth in a registration statement filed with the SEC, and the Lenders shall be satisfied that such balance sheets are not materially inconsistent with the forecasts previously provided to the Lenders.

            (ii) The Borrower shall have delivered the Projections, prepared on a quarterly basis through the end of 2006, which projections shall be satisfactory to the Administrative Agent.

      (g) Maximum Consolidated Total Leverage Ratio. The Administrative Agent shall have received reasonably satisfactory evidence (including a certificate of the chief financial officer of the Borrower accompanied by satisfactory supporting schedules and other data) that the Consolidated Total Leverage Ratio (as defined in the Senior Secured Credit Agreement), on a pro forma basis after giving effect to the Transactions, is less than or equal to 6.25 to 1.

      (h) Request for Borrowing. (i) The Administrative Agent shall have received a duly executed Notice of Borrowing.

      (i) Representations and Warranties; No Defaults. The following statements shall be true on the Funding Date, both before and after giving effect to the Loans and the application of the proceeds therefrom:

            (i) the representations and warranties set forth in Article VI (Representations and Warranties) and in the other Loan Documents shall be true and correct on and as of the Funding Date; and

            (ii) no Default or Event of Default shall have occurred and be continuing.

      (j) No Legal Impediments. The making of the Loans on the Funding Date does not violate any Law in any material respect on the date of or immediately following such Loan and is not enjoined, temporarily, preliminarily or permanently.

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

      (k) Permitted Incurrence. The Borrower shall have delivered to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower that:

            (i) certifies that after giving effect to the Borrowing of the Loans, all of the Obligations shall constitute "Senior Debt" under the Existing Senior Subordinated Notes Documents;

            (ii) identifies the provision of Section 4.09 of the Existing Senior Subordinated Notes Indenture under which the Borrowing of the Loans shall have been incurred (it being understood that the Borrower shall designate clause (1) of the definition of "Permitted Debt" in Section 4.09 of the Existing Senior Subordinated Notes Indenture to the extent the Borrower has availability under such clause); and

            (iii) contains reasonably detailed calculations demonstrating that such Borrowing may be incurred under such provision of Section 4.09 of the Existing Senior Subordinated Notes Indenture.

      (l) Offering Document.

            (i) the Borrower shall have delivered to the Arranger a complete printed preliminary offering memorandum or preliminary private placement memorandum (the "Offering Document") which at such time and at all times prior to the issuance and sale of the New Senior Subordinated Notes or other applicable Refinancing Securities, as the case may be, (A) is suitable for use in a customary "high-yield road show" relating to the New Senior Subordinated Notes or such other Refinancing Securities; (B) contains (I) all financial statements and other data required (or deemed reasonably necessary by the Arranger) to be included therein, including (x) all audited financial statements of the Borrower, and to the extent appropriate (as determined by the Arranger), AHS and its Subsidiaries, (y) all unaudited financial statements (which shall have been reviewed by the independent accountants for the Borrower as provided in Statement on Auditing Standards No. 100) and (z) all appropriate pro forma financial statements, in each case prepared in accordance with GAAP and prepared in accordance with Regulation S-X under the Securities Act; and (III) all other data (including selected financial data) that the SEC would require in a registered offering of the New Senior Subordinated Notes or such other Refinancing Securities or that would be necessary for the Arranger to receive customary "comfort" (including "negative assurance" comfort) from independent accountants in connection with the offering of the New Senior Subordinated Notes or such other Refinancing Securities, as applicable; (IV) is in form and substance reasonably satisfactory to the Arranger; (V) is complete and correct in all material respects; and (VI) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made;

            (ii) the Arranger shall have been afforded a reasonable period of time following its receipt of the Offering Document (which time period shall recommence if and when the Borrower revises or updates the Offering Document so as to meet the requirements of this condition or to comply with any applicable legal requirements) to seek to place the New Senior Subordinated Notes or other Refinancing Securities, as the case may be, with qualified purchasers thereof; and

            (iii) the New Senior Subordinated Notes or other Refinancing Securities, as the case may be, shall have been rated by both Moody's and S&P prior to the Funding Date and the Arranger shall have received confirmation thereof.

      (m) Additional Matters. The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

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

5.02  DETERMINATIONS OF INITIAL BORROWING CONDITIONS.

      For purposes of determining compliance with the conditions specified in
Section 5.01 (Conditions Precedent to Initial Borrowing), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's Pro Rata Share of such Borrowing.

5.03  CONDITIONS PRECEDENT TO EXTENDED LOANS

      (a) The obligation of each Lender to convert, on the Initial Maturity Date, the then outstanding principal amount of Initial Loans into Extended Loans pursuant Section 2.06 (Extended Loans) is subject to the following condition precedent being satisfied as of the Initial Maturity Date:

            (i) none of the Borrower or any of its Subsidiaries shall be subject to bankruptcy or other insolvency proceedings;

            (ii) there shall not be existing a default in the payment when due at final maturity of any Indebtedness of the Borrower or any of its Subsidiaries, nor shall the maturity of any such Indebtedness have been accelerated; and

            (iii) no other Default or Event of Default shall have occurred and be continuing on such date or would result from converting Initial Loans to Extended Loans on the Initial Maturity Date.

      (b) Notwithstanding any provision of Section 2.06 (Extended Loans), this
Section 5.03, Section 9.01 (Events of Default) or any of Part B of any of Articles VII (Affirmative Covenants) or VIII (Negative Covenants), the conversion of Initial Loans into Extended Loans shall not operate as a waiver of any Default or Event of Default which has occurred and is continuing on the Initial Maturity Date, each of which shall be deemed to continue following the Initial Maturity Date until cured or expressly waived in accordance with the provisions of this Agreement.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      To induce the Lenders and the Administrative Agent to enter into this Agreement, the Borrower and each other Loan Party represents and warrants to the Lenders and the Administrative Agent, on and as of the Funding Date and after giving effect to the Ardent Acquisition and the making of the initial Borrowing on the Funding Date, that:

6.01  EXISTENCE, QUALIFICATION AND POWER.

      Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business as now or currently proposed to be conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and
(c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02  AUTHORIZATION; NO CONTRAVENTION.

      The execution, delivery and performance by each Loan Party of each Loan Document and each Exchange Securities Document to which such Loan Party is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene or violate the terms of such Loan Party's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Related Document or other Contractual Obligation to which such Loan Party is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or the Property of such Loan Party is subject;
(c) violate any Law (including Regulation U or Regulation X issued by the FRB); or (d) result in a limitation on any licenses, permits or other approvals applicable to the business, operations or properties of such Loan Party or adversely affect the ability of such Loan Party to participate in any Medical Reimbursement Programs.

6.03  GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS.

      No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement, any other Loan Document or any Exchange Securities Document other than those that have already been obtained and are in full force and effect.

6.04  BINDING EFFECT.

      Each Loan Document and each Exchange Securities Document will have been upon execution and delivery thereof pursuant to this Agreement, duly authorized, executed and delivered by each Loan Party that is party thereto. Each Loan Document and each Exchange Securities Document, will be, when delivered pursuant to this Agreement, the legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.

      When issued, executed and authenticated pursuant to the Exchange Indenture and delivered to and paid for by the Lenders as contemplated by the Exchange Indenture, the Exchange Securities and the related guaranties (and registered securities issued in exchange therefore pursuant to the terms of the Registration Rights Agreement) will have been duly executed, authenticated, issued and delivered and will constitute the legal, valid and binding obligations of the Borrower and each of the guarantors, enforceable in accordance with their terms and entitled to the benefits provided by the indenture, except as enforceability may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.

6.05  FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT; SOLVENCY.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

and (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness.

      (b) From the date of the Audited Financial Statements to and including the Funding Date, there has been no Disposition by the Borrower or any Subsidiary, or any Involuntary Disposition, of any material part of the business or Property of the Borrower and its Subsidiaries, taken as a whole, and no purchase or other Acquisition by any of them of any business or Property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Arranger and the Lenders on or prior to the Funding Date.

      (c) The Projections have been prepared by the Borrower in light of the past operations of its business, and reflect projections for the seven year period beginning on the Funding Date. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Funding Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein (it being understood that the Projections are not a guaranty of future performance and that actual results during the periods covered by the Projections may differ from the projected results therein and that such differences may be material).

      (d) The financial statements delivered pursuant to Section 7.01(a) and (b) (Financial Statements) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b) (Financial Statements)) and present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the dates thereof and for the periods covered thereby.

      (e) Since December 31, 2004, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

      (f) Both before and after giving effect to (a) the Borrowing of the Loans on the Funding Date, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the Ardent Acquisition and the consummation of the other Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

6.06  LITIGATION.

      There are no actions, suits, investigations, litigation, criminal prosecutions, civil investigative demands, imposition of criminal or civil fines or penalties, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened or contemplated, at Law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their respective Properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or any Exchange Securities Document, or (b) if determined adversely, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.07  NO DEFAULT; NO BURDENSOME RESTRICTIONS.

      (a) Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

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

      (b) No Default has occurred and is continuing.

      (c) Neither the Borrower nor any Subsidiary (i) is a party to any Contractual Obligation the compliance with one or more of which would have, in the aggregate, a Material Adverse Effect or the performance of which by any such Person, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Permitted Lien) on the assets or Properties of any such Person or (ii) is subject to one or more charter or corporate restrictions that would, in the aggregate, have a Material Adverse Effect.

6.08  OWNERSHIP OF PROPERTY; LIENS.

      Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Property of the Borrower or any of its Subsidiaries is subject to any Liens, other than Permitted Liens.

6.09  ENVIRONMENTAL COMPLIANCE.

      Except as could not reasonably be expected to have a Material Adverse
Effect:

      (a) Each of the Facilities and all operations at the Facilities are and, to the knowledge of the Borrower and its Subsidiaries, have been in compliance with all applicable Environmental Laws and there are no conditions relating to the Facilities or the Businesses that could reasonably be expected to give rise to liability under any applicable Environmental Laws.

      (b) None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, Environmental Laws.

      (c) Neither the Borrower nor any Subsidiary has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

      (d) Hazardous Materials have not been transported or disposed of from any Facilities of the Borrower or its Subsidiaries (irrespective of whether such Facilities are now, or were previously, owned, leased or operated by such Person), or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf the Borrower or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

      (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary, the Facilities or the Businesses.

      (f) There has been no Release or, threat of Release of Hazardous Materials at or from the

Facilities, or arising from or related to the operations (including disposal) of the Borrower or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

      (g) As of the Funding Date, the Borrower and its Subsidiaries have provided the Administrative Agent with copies of all material environmental reports, assessments, audits and/or documentation relating to any current or former Facilities or current Environmental Liabilities to the extent in the possession, custody or control of the Borrower or any of its Subsidiaries.

6.10  INSURANCE.

      The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies and, to the extent not prohibited by Section 7.07 (Maintenance of Insurance) or Section 8.02 (Investments) of this Agreement, with PSI Surety, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

6.11  TAXES.

      The Borrower and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

6.12  ERISA COMPLIANCE.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

      (b) There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party or any ERISA

Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

6.13  SUBSIDIARIES.

      (a) As of the Funding Date, the authorized capital stock of the Borrower consists of 48,000,000 shares of common stock, $0.01 par value per share, of which 32,405,000 shares are issued and outstanding. As of the Funding Date, except as set forth on Schedule 6.13 (Ownership of Borrower; Subsidiaries), no Capital Stock of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. As of the Funding Date, there are no agreements or understandings to which the Borrower is a party with respect to the voting, sale or transfer of any shares of Capital Stock of the Borrower or any agreement restricting the transfer or hypothecation of any such shares. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable.

      (b) Set forth on Schedule 6.13 (Ownership of Borrower; Subsidiaries) is a complete and accurate list as of the Funding Date of each Subsidiary (separately identifying any Subsidiary that is an Immaterial Subsidiary), together with the percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary. None of the shares of Capital Stock of any Subsidiary is subject to any outstanding options, warrants, rights of conversion or purchase or any similar right. All of the outstanding Capital Stock of each Subsidiary is validly issued, fully paid and non-assessable.

6.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

      (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the FRB.

      (b) None of the Borrower, any Person Controlling the Borrower or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

6.15  DISCLOSURE.

      No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Arranger or the Administrative Agent or any Lender (including the Confidential Information Memorandum) in connection with the Transactions, the other transactions contemplated hereby and the negotiation of this Agreement or the Exchange Indenture or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projected financial information is not a guaranty of future performance and that actual results during the periods covered by the Projections may differ from the projected results therein and that such differences may be material).

6.16  COMPLIANCE WITH LAWS.

      (a) Each of the Borrower and each Subsidiary is in compliance with the requirements of all Laws (including Medicare Regulations, Medicaid Regulations, HIPAA, 42 U.S.C. Section 1320a-7b and 42 U.S.C. Section 1395nn) and all orders, writs, injunctions, decrees, licenses and permits applicable to it, its Properties or the Facilities, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

      (b) Without limiting the generality of the foregoing clause (a):

            (i) neither the Borrower nor any Subsidiary, nor any individual employed by the Borrower or any Subsidiary, would reasonably be expected to have criminal culpability or to be excluded from participation in any Medical Reimbursement Program for corporate or individual actions or failures to act known to the Borrower or any Subsidiary where such culpability or exclusion has resulted or could reasonably be expected to result in an Exclusion Event;

            (ii) to the knowledge of the Loan Parties, no officer or other member of management continues to be employed by the Borrower or any Subsidiary who may reasonably be expected to have individual culpability for matters under investigation by the OIG or other Governmental Authority unless such officer or other member of management has been, within a reasonable period of time after discovery of such actual or potential culpability, either suspended or removed from positions of responsibility related to those activities under challenge by the OIG or other Governmental Authority;

            (iii) current billing policies, arrangements, protocols and instructions of the Borrower and its Subsidiaries comply with requirements of Medical Reimbursement Programs and are administered by properly trained personnel, except where any such failure to comply would not reasonably be expected to result in an Exclusion Event; and

            (iv) current medical director compensation arrangements of the Borrower and its Subsidiaries comply with state and federal anti-kickback, fraud and abuse, and self-referral laws, including without limitation 42 U.S.C. Section 1320a-7b and 42 U.S.C. Section 1395nn, and all regulations promulgated under such laws, except where any such failure to comply would not reasonably be expected to result in an Exclusion Event.

      (c) The Borrower has in place a compliance program for the Borrower and its Subsidiaries that is reasonably designed to provide effective internal controls that promote adherence to, prevent and detect material violations of any Laws applicable to the Borrower and its Subsidiaries, and which includes the implementation of internal audits and monitoring on a regular basis to monitor compliance with the compliance program and with Laws.

6.17  INTELLECTUAL PROPERTY; LICENSES; ETC.

      (a) The Borrower and its Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, Internet domain names, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other

Person.

      (b) Set forth on Schedule 6.17 (IP Rights) is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by any Loan Party, or that any Loan Party has the right to use, as of the Funding Date.

      (c) Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim.

      (d) To the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights, slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries or the granting of a right or a license in respect of any the foregoing from the Borrower or any Subsidiary does not infringe on the rights of any Person.

      (e) As of the Funding Date, none of the IP Rights owned by any of the Loan Parties is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17 (IP Rights).

6.18  BROKER'S FEES.

      Neither the Borrower nor any Subsidiary has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Loan Documents or the Exchange Securities Documents.

6.19  USE OF PROCEEDS.

      (a) The proceeds of the Loans are being used by the Borrower solely (a) to finance the Ardent Acquisition and for the payment of related transaction costs, fees and expenses and (b) for the payment of transaction costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby on or prior to the Funding Date.

6.20  LABOR MATTERS.

      There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any Subsidiary as of the Funding Date and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

6.21  BUSINESS LOCATIONS.

      Set forth on Schedule 6.21(a) (Locations of Real Property) is a list of all Real Property located in the United States that is owned or leased by any Loan Party as of the Funding Date. Set forth on Schedule 6.21(b) (Locations of Tangible Personal Property) is a list of all locations where any tangible personal property of any Loan Party is located as of the Funding Date. Set forth on Schedule 6.21(c) (Locations of Chief Executive Office) is the chief executive office, tax payer identification number and organizational identification number of each Loan Party as of the Funding Date. The exact legal name and state of organization of each Loan Party is as set forth on the signature pages hereto. Except as set forth on Schedule 6.21(e) (Changes in Legal Name, State of Formation and Structure), no Loan Party has during the five years preceding the Funding Date (i) changed its legal name, (ii) changed its state of

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formation, or (iii) been party to a merger, consolidation or other change in structure.

6.22  SUBORDINATION.

      (a) The Obligations are "Senior Debt" under the Existing Senior Subordinated Notes Documents.

      (b) The Obligations are "Designated Senior Debt" under the Existing Senior Subordinated Notes Documents and, other than the Senior Secured Loans, no other Indebtedness or other obligations constitute "Designated Senior Debt" under any of the Senior Subordinated Notes Documents.

6.23  RELATED DOCUMENTS.

      (a) The execution, delivery and performance by each Loan Party of the Related Documents to which it is a party and the consummation of the transactions contemplated thereby by such Loan Party:

            (i) are within such Loan Party's respective corporate, limited liability company, partnership or other powers;

            (ii) have been duly authorized by all necessary corporate or other action, including the consent of stockholders where required;

            (iii) do not and will not (A) contravene or violate any Loan Party's Organization Documents, (B) violate any Law applicable to any Loan Party, or any order or decree of any Governmental Authority or arbitrator except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, (C) conflict with or result in the breach or contravention of, constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for those that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any property of any Loan Party or any of its Subsidiaries (other than a Permitted Lien); and

            (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those that (A) will have been obtained at the Funding Date, each of which will be in full force and effect on the Funding Date, none of which will on the Funding Date impose materially adverse conditions upon the exercise of control by the Borrower over any of its Subsidiaries, (B) are required to perfect the security interests granted pursuant to the Senior Secured Credit Documents and (C) in the aggregate, if not obtained, could not reasonably be expected to have a Material Adverse Effect.

      (b) Each of the Related Documents has been or at the Funding Date will have been duly executed and delivered by each Loan Party party thereto and at the Funding Date will be the legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.

      (c) None of the Related Documents has been amended or modified in any respect and no provision therein has been waived, except in each case to the extent permitted by Section 8.17 (Modification of Related Documents), and each of the representations and warranties therein are true and correct in all material respects and no default or event that, with the giving of notice or lapse of time or

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both, would be a default has occurred thereunder.

6.24  FRAUD AND ABUSE.

      To the knowledge of the Responsible Officers of the Loan Parties, neither the Borrower nor any Subsidiary nor any of their respective officers or directors has engaged in any activities that are prohibited under any applicable provision of the Social Security Act and the regulations promulgated thereunder, including HIPAA, the Medicare Regulations or the Medicaid Regulations that could reasonably be expected to have a Material Adverse Effect.

6.25  LICENSING AND ACCREDITATION.

      (a) Except to the extent it would not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries has, to the extent applicable: (i) obtained (or been duly assigned) all required certificates of need or determinations of need as required by the relevant state Governmental Authority for the acquisition, construction, expansion of, investment in or operation of its businesses and Facilities as currently operated; (ii) obtained and maintains in good standing all required licenses, permits, authorizations and approvals of each Governmental Authority necessary to the conduct of its business and Facilities; (iii) to the extent prudent and customary in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; (iv) entered into and maintains in good standing its Medicare Provider Agreements and Medicaid Provider Agreements; and (v) ensured that all such required licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

      (b) To the knowledge of the Loan Parties, each Contract Provider is duly licensed by each state, state agency, commission or other Governmental Authority having jurisdiction over the provision of such services by such Person in the locations where the Borrower and its Subsidiaries conduct business, to the extent such licensing is required to enable such Person to provide the professional services provided by such Person and otherwise as is necessary to enable the Borrower and its Subsidiaries to operate as currently operated and as contemplated to be operated.

6.26  REIMBURSEMENT FROM MEDICAL REIMBURSEMENT PROGRAMS.

      The accounts receivable of Borrower and its Subsidiaries have been and will continue to be adjusted to reflect the reimbursement policies (both those most recently published in writing as well as those not in writing which have been verbally communicated) of Medical Reimbursement Programs, including without limitation Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems, government contracting agencies and other third party payors. In particular, accounts receivable relating to such Medical Reimbursement Programs do not and shall not exceed in any material respect amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges.

6.27  MEDICARE AND MEDICAID NOTICES AND FILINGS RELATED TO HEALTH CARE BUSINESS.

      To the extent applicable and except to the extent as would not be reasonably be expected to have a Material Adverse Effect: (i) each of the Borrower and each of its Subsidiaries has timely filed all reports required to be filed in connection with Medicare and applicable Medicaid programs and due on or before the date hereof, and all required reports and administrative forms and filings are true and complete in all material respects; (ii) there are no claims, actions, proceedings or appeals pending (and neither Borrower

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nor any of its Subsidiaries has filed anything that would result in any claims, actions or appeals) before any Governmental Authority with respect to any Medicare or Medicaid cost reports or claims filed by the Borrower or any of its Subsidiaries on or before the date hereof, or with respect to any adjustments, denials, recoupments or disallowances by any intermediary, carrier, other insurer, commission, board or agency in connection with any cost reports or claims; (iii) no validation review, survey, inspection, audit, investigation or program integrity review related to the Borrower or any Subsidiary has been conducted by any Governmental Authority or government contractor in connection with the Medicare or Medicaid programs, and no such reviews are scheduled, pending or, threatened against or affecting the Borrower or any Subsidiary; and
(iv) each of the Borrower and its Subsidiaries has timely filed all material reports, data and other information required by any other Governmental Authority with authority to regulate the Borrower or any such Subsidiary or its business in any manner.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

      PART A: Each of the Borrower and each other Loan Party agrees with the Lenders and the Administrative Agent to each of the following, as long as any Initial Loan and any Obligation with respect thereto remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing, that it shall and shall cause each Subsidiary to:

7.01  FINANCIAL STATEMENTS.

      Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

      (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, retained earnings, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

      (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, retained earnings, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures as of the end of and for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in the Borrower's periodic reports filed with the SEC on Form 10-K or Form 10-Q, as the case may be, furnished pursuant to
Section 7.02(e)(i) (Certificates; Other Information),

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

the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

7.02  CERTIFICATES; OTHER INFORMATION.

      Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

      (a) concurrently with the delivery of the financial statements referred to in Section 7.01(a) (Financial Statements), a certificate of its independent certified public accountants certifying such financial statements; and

      (b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b) (Financial Statements), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower.

      (c) within thirty (30) days after end of each fiscal year, the annual business plan and budget of the Borrower and its Subsidiaries containing, among other things, projected financial statements for each fiscal quarter of the next fiscal year;

      (d) copies of any detailed audit reports, management letters or recommendations promptly after being submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

      (e) promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or to a holder of any Indebtedness owed by the Borrower or any Subsidiary in its capacity as such a holder and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) upon the request of any Administrative Agent all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters; and

      (f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as any Administrative Agent or any Lender may from time to time reasonably request.

      Documents required to be delivered pursuant to Section 7.01(a) or (b) (Financial Statements) or Section 7.02(e) above may (to the extent any such documents are included in materials otherwise filed with the SEC) be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 11.02 (Lending Offices and Addresses for Notices); or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks(TM) or other Approved Electronic Platform to which each Lender and the Administrative Agent have access; provided, that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall

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notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(b) above to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

7.03  NOTICES.

      (a) Promptly (and in any event within five (5) Business Days) after any Loan Party obtains knowledge thereof, notify the Administrative Agent and each Lender of the occurrence of any Default.

      (b) Promptly after any Loan Party obtains knowledge thereof, notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (c) Promptly after any Loan Party obtains knowledge thereof, notify the Administrative Agent and each Lender of the occurrence of any ERISA Event.

      (d) Promptly notify the Administrative Agent and each Lender of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

      (e) Promptly after any Loan Party obtains knowledge thereof, notify the Administrative Agent and each Lender of any litigation, investigation or proceeding affecting any Loan Party in which the amount involved or relief sought would reasonably be expected to have a Material Adverse Effect.

      (f) Promptly after any Loan Party obtains knowledge thereof, notify the Administrative Agent and each Lender of (i) the institution of any investigation, review or proceeding against any Loan Party to suspend, revoke or terminate (or that may result in the termination of) any Medicaid Provider Agreement or Medicare Provider Agreement, or any such investigation or proceeding that may result in an Exclusion Event or (ii) any notice of loss or threatened loss of accreditation, loss of participation under any Medical Reimbursement Program or loss of applicable health care license, in the case of clauses (i) and (ii), that would reasonably be expected to result in a Material Adverse Effect.

      (g) Promptly after any Loan Party obtains knowledge thereof, notify the Administrative Agent and each Lender of any event or condition which has caused the representations and warranties set forth in Section 6.09 (Environmental Compliance) to be untrue or incorrect and, upon request by any Administrative Agent, furnish or cause to be furnished to the Administrative Agent, at the Loan Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on any Facilities and as to the compliance by the Borrower or any of its Subsidiaries with Environmental Laws at such Facilities. If the Loan Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the Loan Parties hereby grant to the Administrative Agent and their respective representatives access to the Facilities to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Loan Parties on demand.

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      Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or the applicable Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04  PAYMENT OF OBLIGATIONS.

      Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

7.05  PRESERVATION OF EXISTENCE, ETC.

      (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 (Fundamental Changes) or 8.05 (Dispositions).

      (b) Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      (c) Take all reasonable action to maintain all rights, privileges, permits, licenses, franchises, certifications and approvals as are necessary for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, CLIA certifications, Medicare Provider Agreements and Medicaid Provider Agreements, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      (d) Preserve or renew all of its material registered patents, copyrights, trademarks, trade names and service marks, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.06  MAINTENANCE OF PROPERTIES.

      (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Involuntary Dispositions excepted.

      (b) Make all necessary repairs thereto and renewals and replacements thereof, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      (c) Use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.07  MAINTENANCE OF INSURANCE.

      Maintain in full force and effect insurance (including worker's compensation insurance, liability

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insurance, casualty insurance, business interruption insurance and reinsurance)
with PSI Surety (to the extent PSI Surety is capitalized in accordance with this Agreement) and/or financially sound and reputable insurance companies and reinsurance companies or associations (as applicable), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

7.08  COMPLIANCE WITH LAWS.

      Except the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect:

      (a) Comply with the requirements of all Laws (including without limitation Titles XVIII and XIX of the Social Security Act, HIPAA, Medicare Regulations, Medicaid Regulations) and all orders, writs, injunctions and decrees applicable to it or to its business or Property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted;

      (b) Ensure that (i) billing policies, arrangements, protocols and instructions will comply with reimbursement requirements under Medicare, Medicaid and other Medical Reimbursement Programs and will be administered by properly trained personnel; and (ii) medical director compensation arrangements and other arrangements with referring physicians will comply with applicable state and federal self-referral and anti-kickback laws, including without limitation 42 U.S.C. Section 1320a-7b(b)(1) - (b)(2) 42 U.S.C. and 42 U.S.C.
Section 1395nn; and

      (c) Make commercially reasonable efforts to implement policies that are consistent with HIPAA on or before the date that any provision of HIPAA becomes applicable to the Borrower and its Subsidiaries.

7.09  BOOKS AND RECORDS.

      (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

      (b) Maintain such books of record and account in conformity in all material respects with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

7.10  ACCESS; INSPECTION RIGHTS.

      (a) Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that the Borrower shall be provided an opportunity to attend such meetings), all at the expense of the Lenders and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

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      (b) To the extent required by applicable Law, prior to receiving any information that contains patient information subject to (i) state privacy laws,
(ii) the Drug Abuse Prevention, Treatment and Rehabilitation Act, 42 U.S.C. 290ee-3 et seq., (iii) the HIPAA, 42 U.S.C. 1320d et seq. or (iv) regulations promulgated pursuant to the foregoing statutes, each of the Administrative Agent and each of the Lenders agree to execute an agreement reasonably satisfactory to the Administrative Agent and each of the Lenders that complies with the requirements relating to "business associates" as set forth in 45 C.F.R. 502(e) and any applicable state Laws.

7.11  USE OF PROCEEDS.

      Use the proceeds of the Loans and other Borrowings as provided in Section
6.19 (Use of Proceeds).

7.12  ADDITIONAL SUBSIDIARIES AND GUARANTEES.

      (a) New Subsidiaries. Within thirty (30) days (or such longer period as the Administrative Agent may agree) after (x) the acquisition or formation of any Subsidiary (other than an Excluded Subsidiary) and (y) any Subsidiary ceases to be an Excluded Subsidiary:

            (i) notify the Administrative Agent thereof in writing, together with notice of (A) the jurisdiction of formation of such Subsidiary, (B) number of shares of each class of Capital Stock of such Subsidiary outstanding, (C) number and percentage of outstanding shares of each class of Capital Stock of such Subsidiary owned (directly or indirectly) by the Borrower or any Subsidiary and (D) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

            (ii) cause such Subsidiary (other than any Excluded Subsidiary) to
      (A) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose and (B) deliver to the Administrative Agent documents of the types referred to in clauses (iv) and (v) of Section 5.01(a) (Conditions Precedent to Initial Borrowings) and favorable opinions of counsel to such Person acceptable to the Administrative Agent (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in the preceding clause (A), all in form, content and scope reasonably satisfactory to the Administrative Agent; provided, however, (x) if such Subsidiary is a Foreign Subsidiary and compliance with clause (A) above would reasonably be expected to cause any material adverse tax consequences to the Borrower and its Subsidiaries taken as a whole, then such Subsidiary shall not be required to comply with this clause (ii) and
      (y) if such Subsidiary is an Immaterial Subsidiary, then such Subsidiary shall not be required to comply with this clause (ii) so long as the aggregate amount of assets owned by all Immaterial Subsidiaries that are not Guarantors does not, as of any date of determination, exceed $250,000 in the aggregate.

      (b) Guarantee of Other Indebtedness. If any Subsidiary that is not a Guarantor (including any Foreign Subsidiary and any Excluded Subsidiary) provides a Guarantee in respect of the Existing Senior Subordinated Notes, any other Subordinated Indebtedness or any other Indebtedness of the Borrower in excess of the Threshold Amount, such Subsidiary shall, concurrent with providing the Guarantee in respect of any such Indebtedness of the Borrower in excess of the Threshold Amount, (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other document as the Administrative Agent shall deem appropriate for such purposes and (ii) deliver to the Administrative Agent documents of the types referred to in clauses (iv) and (v) of Section 5.01(a) (Conditions Precedent to Initial Borrowings) and favorable opinions of counsel to such Person

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(which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (A)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.13  ERISA COMPLIANCE.

      Do, and cause each of its ERISA Affiliates to do, each of the following:
(a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Internal Revenue Code.

7.14  ENVIRONMENTAL COMPLIANCE.

      Do, and cause each Subsidiary of the Borrower to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of any of the Borrower or any Subsidiary of the Borrower incurring Environmental Liabilities in excess of the Threshold Amount in the aggregate, (a) conduct, or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action and undertake such investigation or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event and otherwise ensure compliance with Environmental Laws.

7.15  PAYMENT OR PERFORMANCE OF OBLIGATIONS

      The Borrower shall (a) perform and (b) pay, discharge, or otherwise satisfy as the same shall become due and payable all of its obligations and liabilities except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

      PART B: From and after the Conversion Date and at all times while the Extended Loans and the other Obligations with respect thereto are outstanding, the Borrower shall, and shall ensure that each of its Subsidiaries shall comply with each of the reporting and other affirmative covenants set forth in the Exchange Indenture and such provisions of the Exchange Indenture shall be deemed incorporated and set forth in this Agreement to the extent necessary to give effect to the foregoing; provided, however, that notwithstanding anything to the contrary in the foregoing, if the Borrower and the Arranger have not agreed upon a form of Exchange Indenture, the covenants set forth in Part A of Article VII (Affirmative Covenants) shall apply until such time as the form of Exchange Indenture shall have been agreed upon between the Borrower and the Arranger.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

      PART A: Each of the Borrower and each other Loan Party agrees with the Lenders and the Administrative Agent that as long as any Initial Loan and any Obligations with respect thereto remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

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8.01  LIENS.

      Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, other than the following:

      (a) Liens created pursuant to the Senior Secured Credit Documents or securing any "Obligations" as defined in the Senior Secured Credit Agreement;

      (b) Liens existing on the date hereof and listed on Schedule 8.01 (Existing Liens) and any renewals or extensions thereof, provided that the Property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b) (Indebtedness);

      (c) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

      (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

      (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

      (f) deposits to secure the performance of bids, trade contracts, licenses and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

      (g) easements, rights-of-way, restrictions and other similar encumbrances affecting Real Property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

      (h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than thirty (30) consecutive days during which execution is not effectively stayed;

      (i) Liens securing Indebtedness permitted under Section 8.03(c) (Indebtedness); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition and (iii) such Liens attach to such Property concurrently with or within ninety days after the acquisition thereof;

      (j) leases, licenses or subleases granted to others solely to the extent that such leases,

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licenses or subleases do not interfere in any material respect with the business of the Borrower or any Subsidiary;

      (k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, operating leases permitted by this Agreement;

      (l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02 (Investments);

      (m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

      (n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

      (o) Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying (i) Governmental Reimbursement Program Costs of the Borrower and its Subsidiaries and (ii) other actions or claims pertaining to the same or related matters or other Medical Reimbursement Programs, provided, that in each case, the Borrower and such Subsidiary shall have established adequate reserves for such claims or actions;

      (p) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable Law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

      (q) Liens on the Property of PSI Surety created or deemed to exist in connection with its self-insurance programs;

      (r) Liens on the Property of the HUD Financing Subsidiaries securing HUD Financings to the extent such HUD Financings are permitted under this Agreement;

      (s) Liens on the Property (other than Accounts) of Aeries Healthcare of Illinois, Inc. securing the applicable HUD Financing; and

      (t) Liens securing Indebtedness permitted by Section 8.03(m); provided, that such Liens shall only attach to the proceeds of insurance which have been financed by such Indebtedness.

8.02  INVESTMENTS.

      Make any Investments, except:

      (a) Investments consisting of cash or Cash Equivalents;

      (b) Investments consisting of Accounts and promissory notes created, acquired or made and trade credit extended in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

      (c) Investments consisting of stock, obligations, securities or other property received in settlement of Accounts from financially troubled obligors in the ordinary course of business;

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      (d) Investments existing as of the Funding Date and set forth in Schedule
8.02 (Existing Investments);

      (e) Guarantees permitted by Section 8.03 (Indebtedness);

      (f) Permitted Acquisitions;

      (g) loans and advances to employees, directors and officers in the ordinary course of business (other than any such loans or advance that would be in violation of Section 4.02 of the Sarbanes-Oxley Act) in an aggregate amount for all such loans and advances not to exceed $1,000,000 at any time outstanding;

      (h) Investments made by any Loan Party in any Subsidiary that is not a Loan Party; provided, that the aggregate outstanding amount of all such Investments permitted pursuant to this clause (h) shall not exceed $1,000,000 at any time;

      (i) Investments by any Foreign Subsidiary in another Foreign Subsidiary;

      (j) Investments in any Person that is a Loan Party prior to giving effect to such Investment;

      (k) Investments in PSI Surety to pay its reasonable general corporate and overhead expenses and to cause PSI Surety to maintain the minimum amount of capital required by applicable Laws, provided that the aggregate amount of Investments in PSI Surety pursuant to this clause (k) shall not exceed $2,000,000 in any fiscal year;

      (l) Investments consisting of non-cash consideration received in connection with a Disposition permitted under Section 8.05 (Dispositions);

      (m) Investments consisting of Physician Support Obligations; provided, that (i) in the case of any such Investment that is a Guarantee, such Guarantee is permitted under Section 8.03(h) (Indebtedness) and (ii) the aggregate amount of all such Investments does not exceed $5,000,000 at any one time outstanding;

      (n) Investments arising under Swap Contracts permitted under Section 8.03(d) (Indebtedness); and

      (o) Investments not otherwise permitted by the foregoing clauses in an amount outstanding amount for all such Investments permitted pursuant to this clause (o) not to exceed $10,000,000.

8.03  INDEBTEDNESS.

      Create, incur, assume or suffer to exist any Indebtedness, except:

      (a) Indebtedness under the Loan Documents;

      (b) Indebtedness of the Borrower and its Subsidiaries set forth in
Schedule 8.03 (Existing Indebtedness);

      (c) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of Fixed Assets, provided that (i) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the

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principal balance outstanding thereon at the time of such refinancing and (iii)
the total amount of all such Indebtedness at any time outstanding shall not exceed $10,000,000;

      (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view"; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

      (e) intercompany Indebtedness permitted under Section 8.02 (Investments);

      (f) Indebtedness arising under the Senior Secured Credit Facilities in an aggregate principal amount not to exceed $475,000,000;

      (g) additional HUD Financings incurred or assumed after the Funding Date in an aggregate principal amount not to exceed $10,000,000 outstanding at any time;

      (h) Earn-Out Obligations in an aggregate amount not to exceed $10,000,000 at any one time outstanding, provided that such Earn-Out Obligations are subordinated to the Obligations in a manner and to an extent acceptable to the Administrative Agent;

      (i) Guarantees by any Loan Party of Indebtedness incurred by Qualified Physicians in the ordinary course of business; provided, that (i) the aggregate amount of all such Indebtedness that is Guaranteed by the Loan Parties does not exceed $5,000,000 and (ii) any such Guarantee shall be expressly subordinated in right of payment to the Obligations;

      (j) other additional unsecured Indebtedness entered into on and after the Funding Date in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding;

      (k) subject to Section 8.13 (c) (Prepayment of Other Indebtedness; Modification of Debt Agreements), renewals, refinancings and extensions of Indebtedness permitted under clauses (b), (c) and (f) on terms and conditions not materially less favorable to the applicable obligors or the Lenders; provided, that the principal amount of such Indebtedness so renewed, refinanced or extended shall not be renewed, refinanced or extended for a principal amount in excess of the principal balance outstanding thereof at the time of such renewal, refinancing or extension.

      (l) Guarantees with respect to Indebtedness permitted under this Section
8.03 (Indebtedness);

      (m) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business.

8.04  FUNDAMENTAL CHANGES.

      Merge, dissolve, liquidate, consolidate with or into another Person, or (except to the extent expressly permitted by Section 8.05) Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets and Properties (whether now owned or hereafter acquired) to or in favor of any Person; provided, that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 (Additional Subsidiaries and Guarantees), (a) the Borrower may merge or

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consolidate with any Subsidiary, provided that the Borrower shall be the continuing or surviving corporation of such merger or consolidation, (b) any Subsidiary may merge or consolidate with any other Subsidiary, provided that (i) if a Guarantor is a party thereto, then a Guarantor shall be the continuing or surviving corporation of such merger or consolidation and (ii) if a Guarantor is not a party thereto and a Domestic Subsidiary is a party thereto, then a Domestic Subsidiary shall be the continuing or surviving corporation of such merger or consolidation, (c) any Subsidiary may merge with any Person that is not a Loan Party in connection with a Disposition permitted under Section 8.05 (Dispositions), (d) the Borrower or any Subsidiary may merge with any Person that is not a Loan Party in connection with a Permitted Acquisition provided that, if such transaction involves the Borrower, the Borrower shall be the continuing or surviving corporation of such merger, and (e) any Wholly Owned Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as the case may be, could not have a Material Adverse Effect.

8.05  DISPOSITIONS.

      Except as otherwise permitted under Section 8.04 (Fundamental Changes), make any Disposition unless:

      (a) if such Disposition is an Investment, such transaction is not prohibited by the terms of Section 8.02 (Investments);

      (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.16 (Sale and Leaseback Transactions; Operating Leases);

      (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary;

      (d) such transaction does not involve a sale or other disposition of Accounts other than Accounts owned by or attributable to other Property concurrently being Disposed of in a transaction otherwise permitted under this
Section 8.05;

      (e) no Default has occurred and is continuing or would result from giving effect to such Disposition;

      (f) the consideration paid in connection therewith shall be cash or Cash Equivalents received contemporaneous with the consummation of such Disposition and shall be in an amount not less than the fair market value of the Property disposed of; and

      (g) the aggregate fair market value of all the Property sold or otherwise Disposed of by the Borrower and its Subsidiaries in any fiscal year shall not exceed an amount equal to seven and one-half percent (7.5%) of the aggregate consolidated net book value of the Fixed Assets of the Borrower and its Subsidiaries as of the end of the immediately preceding fiscal year.

8.06  RESTRICTED PAYMENTS.

      Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

      (a) each Subsidiary may make Restricted Payments to the holders of its Capital Stock;

      (b) the Borrower and each Subsidiary may declare and make dividend payments or other

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distributions payable solely in the Capital Stock of the Person making such dividend or distribution; and

      (c) the Borrower may repurchase the Capital Stock of the Borrower held by departing employees, former employees, directors and former directors of the Borrower or any of its Subsidiaries in an amount not to exceed $1,500,000 in the aggregate during any fiscal year of the Borrower.

8.07  CHANGE IN NATURE OF BUSINESS.

      Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Funding Date or any business substantially related or incidental thereto.

8.08  TRANSACTIONS WITH AFFILIATES AND INSIDERS.

      Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) transactions between Loan Parties, (b) intercompany transactions expressly permitted by Section 7.07 (Maintenance of Insurance), Section 8.02 (Investments), Section 8.03 (Indebtedness), Section 8.04 (Fundamental Changes),
Section 8.05 (Dispositions) or Section 8.06 (Restricted Payments), (c) reasonable compensation and reimbursement of expenses of, and indemnification of, officers and directors, and (d) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

8.09  BURDENSOME AGREEMENTS.

      Enter into or permit to exist any Contractual Obligation that encumbers or restricts the ability of the Borrower or any Subsidiary (other than any Excluded Subsidiary) to (a) pay dividends or make any other distributions to any Loan Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Loan Party, (c) make loans or advances to any Loan Party,
(d) sell, lease or transfer any of its Property to any Loan Party or (e) act as a Loan Party pursuant to the Loan Documents or the Exchange Securities Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a) through (e) above) for (i) this Agreement, the other Loan Documents, the Exchange Securities Documents and the Senior Secured Credit Documents, (ii) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(c) (Indebtedness), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith,
(iii) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iv) customary restrictions and conditions contained in any agreement relating to the sale or other Disposition of any Property permitted under Section 8.05 (Dispositions) pending the consummation of such sale or other Disposition and (v) in the case of the matters referred to in clause (a) through (d) above, Contractual Obligations of any Person that becomes a Subsidiary after the Funding Date, provided that such Contractual Obligations were in existence at the time such Person became a Subsidiary and were not created in contemplation of or in connection with such Person becoming a Subsidiary.

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8.10  USE OF PROCEEDS.

      Use the proceeds of any Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11  INTENTIONALLY DELETED.

8.12  PORTAL-ELIGIBLE SECURITIES.

      Not later than the date which is 30 days prior to the Initial Maturity Date, the Borrower shall have been advised by the NASD's PORTAL Market that the Exchange Securities have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

8.13  PREPAYMENT OF OTHER INDEBTEDNESS; MODIFICATION OF DEBT AGREEMENTS.

      (a) Amend or modify any of the terms of any Existing Senior Subordinated Notes or of any other Subordinated Indebtedness of the Borrower or any Subsidiary (or the Existing Senior Subordinated Notes Indenture or any other indenture or agreement entered into in connection therewith) if such amendment or modification would add or change any terms in a manner adverse to the Borrower, any Subsidiary, the Administrative Agent or the Lenders (including any amendment or modification that would shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto) or confer additional material rights to the holder of such Indebtedness in a manner adverse to Borrower, any Subsidiary, the Administrative Agent or the Lenders (other than supplements to the Senior Subordinated Note Indentures which add one or more Subsidiaries of the Borrower as guarantors thereunder, which Subsidiaries are, or shall concurrently therewith become, Guarantors pursuant to this Agreement).

      (b) Amend or modify any of the subordination provisions of any Subordinated Indebtedness.

      (c) Make (or give any notice with respect thereto) any principal payment (including any prepayment, whether optional or mandatory, upon conversion or otherwise) on, or redeem, repurchase, acquire for value (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange, the Existing Senior Subordinated Notes or any other Subordinated Indebtedness, other than, in the case of the AHS Untendered Notes, the redemption or purchase thereof pursuant to the Transactions.

8.14 ORGANIZATION DOCUMENTS; FISCAL YEAR; LEGAL NAME, STATE OF FORMATION AND FORM OF ENTITY.

      (a) Amend, modify or change its Organization Documents in a manner that
(i) materially affects the rights and privileges of the Borrower or any Subsidiary of the Borrower or (ii) is adverse to the interests of the Administrative Agent and the Lenders under the Loan Documents or the Exchange Securities Documents.

      (b) Change its fiscal year.

      (c) Without providing twenty (20) days prior written notice to the Administrative Agent, change its name, state of formation or form of organization.

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8.15  OWNERSHIP OF SUBSIDIARIES.

      Notwithstanding any other provisions of this Agreement to the contrary,
(i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary) to own any Capital Stock of any Subsidiary, except to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Capital Stock of Foreign Subsidiaries, (ii) permit any Subsidiary to issue or have outstanding any shares of preferred Capital Stock or (iii) create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary.

8.16  SALE AND LEASEBACK TRANSACTIONS; OPERATING LEASES.

      (a) Enter into any Sale and Leaseback Transaction.

      (b) Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except:

            (i) leases in existence as of the Funding Date, and any renewal, refunding, extension or refinancing thereof; provided that with respect to Capital Leases and Synthetic Leases (A) the amount of such Capital Lease or Synthetic Lease is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the fees and expenses reasonably incurred in connection with such refinancing, and (B) none of the instruments and agreements evidencing or governing such Capital Lease or Synthetic Lease shall be amended, modified or supplemented after the Funding Date, including in connection with any refinancing, refunding, renewal or extension, to change any terms of subordination, repayment or rights of enforcement, conversion, put, exchange or other rights, or to make any covenants or events of default materially more restrictive or in any event more restrictive than as set forth herein, from such terms and rights as in effect on the Funding Date; and

            (ii) operating leases (other than those constituting Synthetic Leases) entered into or assumed by the Borrower or any Subsidiary after the Funding Date in the ordinary course of business.

8.17  MODIFICATION OF RELATED DOCUMENTS.

      (a) Alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of any Related Document, except for (i) modifications to the terms of the Senior Credit Agreement, the Existing Senior Subordinated Notes or any other Subordinated Indebtedness (or any indenture or agreement entered into in connection therewith) permitted under Section 8.13 (Prepayment of Other Indebtedness; Modification of Debt Agreements) and (ii) modifications that do not materially affect the rights and privileges of the Borrower or any Subsidiary under such Related Document and that do not materially affect the interests of the Lenders under the Loan Documents or the Exchange Securities Documents; or

      (b) Permit any breach or default to exist under any Related Document or take or fail to take any action thereunder, if to do so could reasonably be expected to have a Material Adverse Effect.

8.18  NO SPECULATIVE TRANSACTIONS.

      Engage in any transaction involving Swap Contracts or any similar speculative transactions of the type contemplated within the definition of "Swap Contract" in Section 1.01 (Defined Terms) except as required by Section 7.16 (Interest Rate Contracts) or for the sole purpose of hedging in the normal course of business and consistent with industry practices.

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8.19  COMPLIANCE WITH ERISA.

      Permit, nor shall any ERISA Affiliate, cause or permit to occur, (a) an event that could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA or (b) ERISA Events that would have a Material Adverse Effect in the aggregate.

8.20  ENVIRONMENTAL.

      Allow a Release of any Hazardous Material in violation of any Environmental Law; provided, however, that the Borrower and the other Loan Parties shall not be deemed in violation of this Section 8.20 if all Environmental Liabilities incurred or reasonably expected to be incurred by the Loan Parties as the consequence of all such Releases shall not exceed the Threshold Amount in the aggregate.

8.21  ADDITIONAL SENIOR DEBT.

      Designate any Indebtedness (other than the Obligations and the Senior Secured Loans) as "Designated Senior Debt" (or any other comparable terms) under any of the Subordinated Indebtedness Documents.

      PART B: Each of the Borrower and each other Loan Party agrees with the Lenders and the Administrative Agent that, at all times when the Extended Loans and any Obligations with respect thereto are outstanding, the Borrower and each such Loan Party shall, and shall ensure that each of its Subsidiaries shall, comply with each of the negative covenants set forth in the Exchange Indenture and such provisions of the Exchange Indenture shall be deemed incorporated and set forth in this Agreement to the extent necessary to give effect to the foregoing; provided, however, that notwithstanding anything to the contrary in the foregoing, if the Borrower and the Arranger have not agreed upon a form of Exchange Indenture, the covenants set forth in Part A of Article VIII (Negative Covenants) shall apply until such time as the form of Exchange Indenture shall have been agreed upon between the Borrower and the Arranger

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

9.01  EVENTS OF DEFAULT.

      Each of the following shall constitute an Event of Default:

      (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or
(ii) any interest on any Obligation or any fee under any of the Loan Documents
(A) within three (3) days after the same becomes due in the case of the Initial Loans and (B) within thirty (30) days after the same becomes due in the case of the Extended Loans or (iii) any other Obligation or other amount payable hereunder or any other Loan Document (A) within five (5) days after the same becomes due in the case of the Initial Loans and (B) within thirty (30) days after the same becomes due in the case of the Extended Loans; or

      (b) Specific Covenants. On or prior to the Conversion Date,

            (i) any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01 (Financial Statements), 7.02 (Certificates; Other Information) or 7.03 (Notices) and such failure continues for five (5) Business Days; or

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            (ii) any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.05(a) (Preservation of Existence, Etc.), 7.10 (Access; Inspection Rights), 7.11 (Use of Proceeds), 7.12 (Additional Subsidiaries and Guarantees) or Article VIII (Negative Covenants); or

      (c) Other Defaults.

            (i) On or prior to the Conversion Date, any Loan Party fails to perform or observe any other covenant or agreement (not specified in clauses (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of
(i) a Responsible Person of any Loan Party becoming aware of such failure or
(ii) notice thereof to any Loan Party by any Administrative Agent; or

            (ii) After the Conversion Date,

                  (A) the occurrence of an event of default under, and as
            defined by, the Exchange Indenture; or

                  (B) any Loan Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document (to the extent applicable at the time) if such failure under this clause (ii)(B) shall remain unremedied for thirty (30) days; or

      (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

      (e) Cross-Default.

            (i) On prior to the Conversion Date, (A) the Borrower or any Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) in excess of the Threshold Amount; (B) the Borrower or any Subsidiary fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or (prior to the Conversion Date) to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (C) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (I) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (II) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

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            (ii) From and after the Conversion Date, (A) the Borrower or any
Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) in excess of $10,000,000;
(B) the Borrower or any Subsidiary fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (C) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (I) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or
(II) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $10,000,000; or

      (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its Property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

      (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

      (h) Judgments. There is entered against the Borrower or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding (A) prior to Conversion Date, the Threshold Amount and (B) from and after the Conversion Date, $10,000,000, in each case, to the extent not covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case,
(A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

      (i) ERISA. On or prior to the Conversation Date, (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC

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in an aggregate amount in excess the Threshold Amount or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

      (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to give the Administrative Agent, for the benefit of the Lenders, any material part of the Liens purported to be created thereby; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

      (k) Change of Control. On or prior to the Conversion Date, there occurs any Change of Control; or

      (l) Subordinated Notes; Senior Secured Credit Facilities.

            (i) There shall occur an "Event of Default" (or any comparable term) under, and as defined in, any of the Existing Senior Subordinated Notes Documents or the Senior Credit Agreement, (ii) any of the Obligations for any reason shall cease to be "Senior Debt" (or any comparable term) under, and as defined in, any of the Existing Senior Subordinated Notes Documents, (iii) any Indebtedness, other than the Obligations and the Senior Secured Loans, shall constitute "Designated Senior Debt" (or any comparable term) under, and as defined in, any of the Existing Senior Subordinated Notes Documents or (iv) the subordination provisions of any of the Senior Subordinated Notes Documents shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of any of the Existing Senior Subordinated Notes; or

      (m) Exclusion Event. On or prior to the Conversion Date, there shall occur an Exclusion Event that could reasonably be expected to result in a Material Adverse Effect.

9.02  REMEDIES UPON EVENT OF DEFAULT.

      During the continuance of any Event of Default (including (i) any Event of Default pursuant to Section 9.01 (Events of Default) which occurs and is outstanding on the Initial Maturity Date and (ii) any Default pursuant to
Section 9.01 (Events of Default) which occurs and is outstanding on the Initial Maturity Date, in each case so long as it is continuing and without giving effect to any extended grace period), the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

provided, however, that upon the occurrence of the Events of Default specified in Section 9.01(f) (Insolvency Proceedings, Etc.) or Section 9.01(g) (Inability to Pay Debts; Attachment), the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower and the other Loan Parties. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided by applicable Law.

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                                   ARTICLE X

                                      AGENT

10.01 AUTHORIZATION AND ACTION

      (a) Each Lender hereby appoints CNAI as the Administrative Agent hereunder and each such Lender authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Loan Documents and the Exchange Securities Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents and the Exchange Securities Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and Exchange Securities Documents.

      (b) Each Lender agrees that any action taken by the Administrative Agent or the Required Lenders in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

      (c) As to any matters not expressly provided for by this Agreement, the other Loan Documents and the Exchange Securities Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or applicable Law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement, the other Loan Documents or the Exchange Securities Documents.

      (d) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders, except to the limited extent provided in Section 2.11(b) (Evidence of Debt), and each of their respective duties are entirely administrative in nature. The Administrative Agent shall not assume, and shall not be deemed to have assumed, any obligation other than as expressly set forth herein, in the other Loan Documents and in the Exchange Securities Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender. The Administrative Agent may perform any of its duties under any Loan Document and in the Exchange Securities Documents by or through its agents or employees.

10.02 ADMINISTRATIVE AGENT'S RELIANCE, ETC.

      None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement, the other Loan Documents, or the Exchange Securities Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.07 (Assignments and Participations), (b) may rely on the

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Register to the extent set forth in Section 2.11 (Evidence of Debt), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement, any other Loan Document or any Exchange Securities Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement, any other Loan Document or any Exchange Securities Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default and (f) shall incur no liability under or in respect of this Agreement, any other Loan Document or any Exchange Securities Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

10.03 POSTING OF APPROVED ELECTRONIC COMMUNICATIONS

      (a) Each of the Administrative Agent, the Lenders, the Borrower and each Guarantor agrees that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the applicable Lenders by posting such Approved Electronic Communications on IntraLinks(TM) or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system for matters in connection with this Agreement and the other Loan Documents (the "Approved Electronic Platform").

      (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Funding Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Borrower and the Guarantors acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Borrower and the Guarantors hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

      (c) The Approved Electronic Communications and the Approved Electronic Platform are provided "as is" and "as available". None of the Administrative Agent or any of its Affiliates or any of the other Agent-Related Persons warrant the accuracy, adequacy or completeness of the Approved Electronic Communications and the Approved Electronic Platform and each expressly disclaims liability for errors or omissions in the Approved Electronic Communications and the Approved Electronic Platform. No warranty of any kind, express, implied or statutory (including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects) is made by any of the Agent-Related Persons in connection with the Approved Electronic Communications or the Approved Electronic Platform.

      (d) Each of the Administrative Agent, the Lenders, the Borrower and the Subsidiary Guarantors agree that the Administrative Agent may, but (except as may be required by applicable Law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent's generally-applicable document retention

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procedures and policies.

10.04 THE ADMINISTRATIVE AGENT INDIVIDUALLY.

      With respect to its Pro Rata Share, CNAI shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" and "Required Lenders" and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as the case may be. CNAI and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if such Person were not acting as an Agent under the Loan Documents.

10.05 LENDER CREDIT DECISION.

      Each Lender acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans. Each Lender also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, other Loan Documents and the Exchange Securities Documents.

10.06 INDEMNIFICATION.

      Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of its directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), in each case from and against such Lender's aggregate Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement, the other Loan Documents or the Exchange Securities Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including Attorney Costs and fees, expenses and disbursements of financial advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

10.07 SUCCESSOR ADMINISTRATIVE AGENT.

      (a) The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower.

      (b) Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by

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the Required Lenders, and shall have accepted such appointment, within thirty
(30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default).

      (c) Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent in accordance with clause (a) above, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents and the Exchange Securities Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents and the Exchange Securities Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents and the Exchange Securities Documents.

10.08 GUARANTY MATTERS. Each of the Lenders hereby consents to the release of, and hereby directs the Administrative Agent, at their option and in their discretion, to release, any Guarantor from its Obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under this Agreement (or permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by this Agreement). Upon request by the Administrative Agent, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its Obligations under the Guaranty pursuant to this Section 10.08(d).

10.09 ARRANGER; ADMINISTRATIVE AGENT. None of the Arranger, the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "documentation agent," "syndication agent" or "arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Persons in their respective capacities as Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Arranger, the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Arranger, the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

11.01 AMENDMENTS, ETC.

      (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of an amendment to cure any ambiguity, omission, defect or inconsistency, signed by the Administrative Agent, the Borrower and the other Loan Parties, (y) in the case of any such waiver or consent, signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and (z) in the case of any other amendment, by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders), the Borrower and the other Loan Parties, and then any such waiver or consent shall be effective only in the specific

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instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, in addition to the parties required by clauses
(x), (y) or (z) above, do any of the following:

            (i) waive any condition specified in Section 5.01 (Conditions Precedent to Initial Borrowings) or 5.02 (Conditions Precedent to Each Borrowing), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Required Lenders and, in the case of the conditions specified in Section 5.01 (Conditions Precedent to Initial Borrowings), subject to the provisions of Section 5.03 (Determination of Initial Borrowing Conditions);

            (ii) extend or increase the Commitment of such Lender or subject such Lender to any additional obligation;

            (iii) extend the Initial Maturity Date or the Final Maturity Date, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal of any such Loan (it being understood that Section 2.08 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender's Commitment;

            (iv) reduce or forgive the principal amount of any Loan owing to such Lender (other than by the payment or prepayment thereof pursuant to the terms of this Agreement);

            (v) reduce the rate of interest on any Loan outstanding to such Lender except as otherwise permitted hereunder or any fee payable hereunder to such Lender;

            (vi) postpone any scheduled date fixed for payment of such interest or fees owing to such Lender or waive any such payment;

            (vii) change the aggregate Pro Rata Shares of Lenders required for any or all Lenders to take any action hereunder;

            (viii) release the Borrower from its payment obligation to such Lender under this Agreement or the Notes owing to such Lender (if any) or release any material Guarantors from their obligations under the Guaranty except in connection with the sale or other Disposition of such material Guarantors (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement);

            (ix) increase or add additional restrictions on the right of such Lender to exchange Loans for Exchange Securities (including any amendment of the rate applicable to any such exchange);

            (x) amend or modify the terms of the Exchange Securities such that the unanimous written approval of all holders of Exchange Securities is required; or

            (xi) amend Section 2.13 (Payments and Computations), Section 10.08(c) or (d) (Guaranty Matters), this Section 11.01, Section 11.16 (Sharing of Payments, Etc.) or the definitions of the terms "Required Lenders" or "Pro Rata Share";

      and provided, further, that (x) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 11.07(e) (Assignments and Participations) affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder, and (y) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect

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

the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

      (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any applicable Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances unless otherwise required hereunder.

      (c) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Required Lenders is obtained but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.01 being referred to as a "Non-Consenting Lender"), then, so long as the Lender acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, an Eligible Assignee reasonably acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's reasonable discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent's request, sell and assign to the Lender acting as the Administrative Agent or such Eligible Assignee, all of the Outstanding Amount of the Loan owing to such Non-Consenting Lender, for an amount equal to the principal balance of all such Loans, as applicable, held by the Non-Consenting Lender and all accrued and unpaid interest and fees with respect thereto through the date of sale; provided, however, that such purchase and sale shall be recorded in the Register maintained by the Administrative Agent and shall not be effective until (x) the Administrative Agent shall have received from such Eligible Assignee a duly executed Assignment and Assumption and (y) such Non-Consenting Lender shall have received payments of the Outstanding Amount of the Loans owing to such Non-Consenting Lender and all accrued and unpaid interest and fees with respect thereto through the date of the sale. Each Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if the assigning Lender's Loans are evidenced by Notes) subject to such Assignment and Assumption; provided, however, that the failure of any Non-Consenting Lender to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

11.02 NOTICES, ETC.

      (a) Addresses for Notices. All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

            (i)   if to the Borrower:

                  Psychiatric Solutions, Inc.
                  840 Crescent Centre Drive
                  Suite 460
                  Franklin, TN 37067
                  Attention: Brent Turner
                  Telecopy no: (615) 312-5711
                  E-Mail Address: bturner@psysolutions.com

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

            (ii) if to any Lender, at its Lending Office specified opposite its name on Schedule 11.02 (Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Assumption; and

            (iii) if to the Administrative Agent:

                  CITICORP NORTH AMERICA, INC.
                  390 Greenwich Street
                  New York, New York 10013
                  Attention: Dawayne Sims
                  Telecopy no: (212) 994-0961
                  E-Mail Address: Dawayne.Sims@citigroup.com

      or at such other address as shall be notified in writing (x) in the case of the Borrower and the Administrative Agent, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly delivered (if sent by a telecommunications device or through the Internet); provided, however, that notices and communications to an Administrative Agent pursuant to Article II (The Commitments and Borrowings) or Article X (Administrative Agent) shall not be effective until received by the Administrative Agent.

      (b) Effectiveness of Notices. All notices, demands, requests, consents and other communications described in clause (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring a user prior access to such Approved Electronic Platform, website or other device, when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a) above; provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The Commitments and Borrowings) or
Article X (Administrative Agent) shall not be effective until received by the Administrative Agent.

      (c) Use of Electronic Platform. Notwithstanding clauses (a) and (b) above (unless the Administrative Agent requests that the provisions of clause (a) and (b) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of, any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications electronically (in a format acceptable to the Administrative Agent) to (i) in the case of the Administrative Agent, oploanswebadmin@citigroup.com or (ii) such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify the Borrower. Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any Lender to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement.

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11.03 NO WAIVER; CUMULATIVE REMEDIES.

      No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

11.04 ATTORNEY COSTS, EXPENSES AND TAXES.

      (a) Each of the Borrower and each other Loan Party agrees upon demand to pay, or reimburse the Administrative Agent for all of its reasonable external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including (x) the Attorney Costs of counsel to the Administrative Agent and the Administrative Agent, Weil, Gotshal & Manges LLP, (y) the Attorney Costs of such other local legal counsel as may be retained by the Administrative Agent in connection with the security arrangements contemplated by the Loan Documents and, if necessary or reasonably advisable in connection with the Loan Documents regulatory counsel, and (z) the costs and expenses of auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by the Administrative Agent in connection with any of the following: (i) the Administrative Agent' audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or the Administrative Agent' periodic audits of the Borrower or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including the satisfaction or attempted satisfaction of any condition set forth in Article V (Conditions Precedent)), any Loan Document, any Exchange Securities Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans or other Borrowing hereunder, (iii) the creation, perfection or protection of the Liens under any Loan Document (including any Attorney Costs for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans including consultation with attorneys in connection therewith and with respect to the rights and responsibilities of the Administrative Agent hereunder, under the other Loan Documents and the Exchange Securities Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document or any Exchange Securities Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Borrower, any other Loan Party, any of the Borrower's Subsidiaries, the Ardent Acquisition, the other Transactions, the Related Documents, this Agreement, any other Loan Document or any Exchange Securities Document, (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, the Borrower, any other Loan Party, any of the Borrower's Subsidiaries, the Ardent Acquisition, the Related Documents, this Agreement or any other Loan Document or any Exchange Securities Document or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation and execution of the same.

      (b) Each of the Borrower and each other Loan Party further agrees to pay or reimburse each of the Administrative Agent and each of the Lenders upon demand for all out-of-pocket costs and expenses (including Attorney Costs, allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent or such Lenders in connection with any of the following:
(i) in enforcing any Loan Document or any Exchange Securities Document or Obligation or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the

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Obligations, the Borrower, any other Loan Party, any of the Borrower's
Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or Related Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above.

      (c) All amounts due under this Section 11.04 shall be payable within ten
(10) Business Days after demand therefor. The agreements in this Section 11.04 shall survive the termination of the Commitments and repayment of all Obligations.

11.05 INDEMNIFICATION BY THE BORROWER; LIMITATION OF LIABILITY.

      (a) Indemnification.

            (i) Each of the Borrower and each other Loan Party agrees to indemnify and hold harmless the Administrative Agent, the Arranger and each Lender and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article V (Conditions Precedent) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including reasonable fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by any such indemnitee or any of its directors, security holders or creditors or any such Indemnitee, director, security holder or creditor is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Exchange Securities Document, any Obligation, any Related Document, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Borrowings or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that neither the Borrower nor any other Loan Party shall have any liability under this Section
11.05 to an Indemnitee with respect to any Indemnified Matter that has resulted primarily from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, "Indemnified Matters" shall include (A) all Environmental Liabilities arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any of its Real Estate, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or any contiguous Real Estate, (B) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries, (C) any costs or liabilities incurred in connection with any Lien in favor of any Governmental Authority for Environmental Liabilities and (D) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C. Section 9601 et seq.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (A), (B), (C) and (D) above, to the extent (x) incurred following foreclosure by the Administrative Agent or any Lender, or the Administrative Agent or any Lender having become the

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successor in interest to the Borrower or any of its Subsidiaries and (y)
attributable to acts of the Administrative Agent or such Lender or the Administrative Agent on behalf of such Lender.

            (ii) Each of the Borrower and each other Loan Party shall indemnify the Administrative Agent and the Lenders for, and hold the Administrative Agent and the Lenders harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent and the Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of the Borrower or any other Loan Party or any of its respective Subsidiaries in connection with the transactions contemplated by this Agreement.

            (iii) Each of the Borrower and each of the other Loan Parties, at the request of any Indemnitee, shall have the obligation to defend against any investigation, litigation or proceeding or requested Remedial Action, in each case contemplated in clause (a) above, and the Borrower and such other Loan Parties, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such indemnitee requests the Borrower or any Loan Party to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower or such Loan Party shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the obligation and duty hereunder of the Borrower and such other Loan Parties to indemnify and hold harmless such Indemnitee.

            (iv) Each of the Borrower and each other Loan Party agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.05) or any other Loan Document or any Exchange Securities Document shall (A) survive payment in full of the Obligations and (B) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document or any Exchange Securities Document.

      (b) Limitation of Liability.

            (i) Each of the Borrower and each other Loan Party agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, the Exchange Securities Documents and Related Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of the Borrower and each of the other Loan Parties hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            (ii) IN NO EVENT SHALL ANY AGENT RELATED PERSON HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY OR ANY AGENT RELATED PERSON'S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT RELATED PERSON IS FOUND IN A FINAL NON-

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APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED
PRIMARILY FORM SUCH AGENT RELATED PERSON'S GROSS NEGLIGENCE OR WILLFUL
MISCONDUCT.

11.06 MARSHALLING; PAYMENTS SET ASIDE.

      None of the Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent or the Lenders or any such Person receives payment from the exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

11.07 ASSIGNMENTS AND PARTICIPATIONS.

      (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Loans); provided, however, that

            (i) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in any case, (A) with the consent of the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender; and

            (ii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent.

      (b) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Assumption, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon the execution, delivery, acceptance and recording of any Assignment and Assumption and, other than in respect of assignments made pursuant to Section 3.07 (Substitution of Lenders) and Section 11.01(c) (Amendments, Etc.), the receipt by the Administrative Agent from the assignee (other than an assignee that is CNAI or any of its Affiliates) of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Assumption (provided that in respect of multiple contemporaneous assignments by any Lender to its Approved Funds, such assignment fee shall be in an amount equal to $3,500 for the first such assignment to an Approved Fund of such Lender), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Assumption, have the rights and obligations of a Lender, (ii) the Notes (if any) corresponding to the Loans assigned thereby shall be transferred to such assignee by notation in the Register and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Assumption

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covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

      (c) The Administrative Agent shall maintain at its address referred to in
Section 11.02 (Notices, Etc.) a copy of each Assignment and Assumption delivered to and accepted by it and shall record in the Register the names and addresses of the Lenders and the principal amount of the Loans owing to each such Lender from time to time. Any assignment pursuant to this Section 11.02 shall not be effective until such assignment is recorded in the Register.

      (d) Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Assumption has been completed, (i) accept such Assignment and Assumption, (ii) record, or cause to be recorded, the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent new Notes to the order of such assignee in an amount equal to the Commitments and Borrowings assumed by such assignee pursuant to such Assignment and Assumption and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments or Borrowings hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments and Borrowings retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit C-1 (Form of Initial Loan Note) or Exhibit C-2 (Form of Extended Loan Note), as applicable.

      (e) In addition to the other assignment rights provided in this Section 11.07, each Lender may:

            (i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder, provided, however, that (x) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and (y) such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain responsible to the other parties for the performance of its obligations under the terms of this Agreement and shall remain the holder of the Obligations for all purposes hereunder, and

            (ii) assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) without notice to or consent of the Administrative Agent or the Borrower, any Federal Reserve Bank (pursuant to Regulation A of the FRB) and (B) without consent of the Administrative Agent or the Borrower, (1) any holder of, or trustee for the benefit of, the holders of such Lender's Securities and (2) any Special Purpose Vehicle to which such Lender has granted an option pursuant to clause (i) above;

provided, however, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above and except, in the case of a subsequent foreclosure pursuant to an assignment as collateral, if such foreclosure is made in compliance with the other provisions of this Section 11.07 other than this clause (e) or clause (f) below. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has

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been granted an option pursuant to this clause (e) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations). The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such Lender's ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other Loan Document or to the departure by the Borrower from any provision of this Agreement or any other Loan Document without the consent of such Special Purpose Vehicle except, as long as the Administrative Agent and the Lenders shall continue to, and shall be entitled to continue to, deal solely and directly with such Lender in connection with such Lender's obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Obligations, amend clause (e) or postpone any scheduled date of payment of such principal or interest. Each Special Purpose Vehicle shall be entitled to the benefits of Section 3.01 (Taxes), 3.02 (Illegality) and Section 3.04(b) (Increased Cost and Reduced Return; Capital Adequacy) as if it were such Lender; provided, however, that anything herein to the contrary notwithstanding, no Borrower shall, at any time, be obligated to make under Section 3.01 (Taxes),
3.02 (Illegality) or Section 3.04(b) (Increased Cost and Reduced Return; Capital Adequacy) a to any such Special Purpose Vehicle and any such Lender any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest if such Special Purpose Vehicle had not been assigned the rights of such Lender hereunder; and provided, further, that such Special Purpose Vehicle shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Administrative Agent or the other Lenders.

      (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Loans). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation. In the event of the sale of any participation by any Lender, (w) such Lender's obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Section 3.01 (Taxes), Section 3.02 (Illegality) and Section 3.04(b) (Increased Cost and Reduced Return; Capital Adequacy) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under Section 3.01 (Taxes), Section 3.02 (Illegality) and Section 3.04(b) (Increased Cost and Reduced Return; Capital Adequacy) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

11.08 CONFIDENTIALITY.

      Each Lender and the Administrative Agent agrees to maintain the confidentiality of the Confidential Borrower Information, except that Confidential Borrower Information may be disclosed (a) to its and its Affiliates' directors, officers, trustees, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Borrower Information and instructed to keep such Confidential Borrower Information confidential), (b) to the extent requested by any regulatory

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authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.08, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the written consent of the Borrower, (h) to current or prospective assignees, participants and Special Purpose Vehicles grantees of any option described in Section 11.07(e) (Assignments and Participations), contractual counterparties in any Swap Contract permitted hereunder and to their respective legal or financial advisors, in each case and to the extent such assignees, participants, grantees or counterparties agree to be bound by, and to cause their advisors to comply with, the provisions of this Section 11.08 or (i) to the extent such Confidential Borrower Information (i) becomes publicly available other than as a result of a breach of this Section 11.08 or (ii) becomes available to any Lender or Agent on a non-confidential basis from a source other than the Borrower or any other Loan Party. Any Person required to maintain the confidentiality of Confidential Borrower Information as provided in this Section 11.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Borrower Information as such Person would accord to its own confidential information. Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, the Borrowers, each Lender and the Administrative Agent (and each employee, representative or other agent of the Borrowers) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower relating to such U.S. tax treatment and U.S. tax structure..

11.09 SET-OFF.

      Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender agrees that it shall not, without the express consent of the Required Lenders (and that, it shall, to the extent lawfully entitled to do so, upon the request of the Required Lenders) exercise its set-off rights under this Section 11.09 against any deposit accounts of the Loan Parties and their Subsidiaries maintained with such Lender or any Affiliate thereof. The rights of each Lender under this
Section 11.09 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

11.10 INTEREST RATE LIMITATION.

      Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize

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any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.11 COUNTERPARTS.

      This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.

11.12 INTEGRATION.

      This Agreement, together with the other Loan Documents and the Exchange Securities Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document and each Exchange Securities Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.14 SEVERABILITY.

      If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.15 TAX FORMS.

      (a)   (i)   Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of (A) either (I) IRS Form W-8BEN or any successor thereto relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax (including any exemption pursuant to Section 881(c) of the Code) on all payments to be made to such Person by the Borrower pursuant to this Agreement) or (II) IRS Form W-8ECI or any successor thereto relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax and (B) in the case of any Lender claiming an exemption from, or reduction of, withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", such Foreign Lender shall also provide a certificate of such Foreign Lender is not (I) a "bank" for purposes of Section 881(c)(3)(B) of the Code,
(II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the Code) of the Borrower or any Subsidiary or (3) a controlled foreign corporation related to the Borrower or any Subsidiary (within the meaning of Section 881(c)(3)(C) of the Code). Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person.

            (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in its reasonable discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

            (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01(a) (Taxes) (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.15(a); provided that if such Lender shall have satisfied the requirements of this Section 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section

11.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01(a) (Taxes) in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

            (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.15(a).

      (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

      (c) If any Governmental Authority asserts that any Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation of the Administrative Agent.

11.16 SHARING OF PAYMENTS, ETC.

      (a) If any Lender (directly or through an Affiliate thereof) obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.09 (Set-off) or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.04 (Attorney Costs, Expenses and Taxes) or 11.05 (Indemnification by the Borrower; Limitation of Liability) (other than payments pursuant to Section 3.01 (Taxes), 3.02 (Illegality), 3.03 (Determination of Rates; Inability to Determine Rates), 3.04 (Increased Cost and Reduced Return; Capital Adequacy) or 3.05 (Funding Losses)) (in each case, whether voluntary, involuntary, through the exercise of any right of set-off or otherwise (including pursuant to Section 11.09 (Set-off)) in excess of its Pro Rata Share of all payments of such Obligations obtained by all the Lenders, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

      (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

      (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

11.17 GOVERNING LAW.

      This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

11.18 WAIVER OF RIGHT TO TRIAL BY JURY.

      EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY EXCHANGE SECURITIES DOCUMENT.

11.19 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

      (a) Any legal action or proceeding with respect to this Agreement, or other Loan Document may be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

      (b) Nothing contained in this Section 11.18 shall affect the right of the Administrative Agent or any Lender to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

      (c) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures that Citigroup could purchase Dollars with such other currency at the spot rate of exchange quoted by Citibank at 11:00 a.m. on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

11.20 USA PATRIOT ACT NOTICE.

      The Administrative Agent and the Lenders hereby notify the Borrower that pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow such Lender to identify the Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to each Lender.

11.21 SECTION TITLES.

      The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

11.22 ENTIRE AGREEMENT.

      This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

PSYCHIATRIC SOLUTIONS, INC., a Delaware corporation

By: /s/ Jack E. Polson
    ---------------------------------
Name: Jack E. Polson
Title: Vice President

GUARANTORS:

AERIES HEALTHCARE CORPORATION, a Delaware corporation
AERIES HEALTHCARE OF ILLINOIS, INC., an Illinois corporation
BOUNTIFUL PSYCHIATRIC HOSPITAL, INC., a Utah corporation
BRENTWOOD ACQUISITION, INC., a Tennessee corporation
BRENTWOOD ACQUISITION - SHREVEPORT, INC., a Delaware corporation
COLLABORATIVE CARE CORPORATION, a Tennessee corporation
EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION, a North Carolina corporation FORT LAUDERDALE HOSPITAL, INC., a Florida corporation
GREAT PLAINS HOSPITAL, INC., a Missouri corporation
GULF COAST TREATMENT CENTER, INC., a Florida corporation
H. C. CORPORATION, an Alabama corporation
HAVENWYCK HOSPITAL INC., a Michigan corporation
HSA HILL CREST CORPORATION, an Alabama corporation
HSA OF OKLAHOMA, INC., an Oklahoma corporation
INFOSCRIBER CORPORATION, a Delaware corporation
LAURELWOOD CENTER, INC., a Mississippi corporation
MICHIGAN PSYCHIATRIC SERVICES, INC., a Michigan corporation
PEAK BEHAVIORAL HEALTH SERVICES, INC., a Delaware corporation
PREMIER BEHAVIORAL SOLUTIONS, INC., a Delaware corporation
PREMIER BEHAVIORAL SOLUTIONS OF ALABAMA, INC., a Delaware corporation
PSI CEDAR SPRINGS HOSPITAL, INC., a Delaware corporation
PSI COMMUNITY MENTAL HEALTH AGENCY MANAGEMENT, INC., a Tennessee corporation PSI-EAP, INC., a Delaware corporation
PSI HOSPITALS, INC., a Delaware corporation
PSI PRIDE INSTITUTE, INC., a Minnesota corporation
PSI SUMMIT HOSPITAL, INC., a New Jersey corporation
PSYCHIATRIC MANAGEMENT RESOURCES, INC., a California corporation
PSYCHIATRIC PRACTICE MANAGEMENT OF ARKANSAS, INC., a Tennessee corporation PSYCHIATRIC SOLUTIONS HOSPITALS, INC., a Delaware corporation
PSYCHIATRIC SOLUTIONS OF ALABAMA, INC. a Tennessee corporation
PSYCHIATRIC SOLUTIONS OF ARIZONA, INC., a Delaware corporation

By: /s/ Jack E. Polson
    ----------------------------------
Name: Jack E. Polson
Title: Vice President of each of the foregoing Guarantors

                  [SIGNATURE PAGE TO CREDIT AGREEMENT]

PSYCHIATRIC SOLUTIONS OF LEESBURG, INC., a Tennessee corporation PSYCHIATRIC SOLUTIONS OF NORTH CAROLINA, INC., a Tennessee corporation PSYCHIATRIC SOLUTIONS OF OKLAHOMA, INC., a Delaware corporation PSYCHIATRIC SOLUTIONS OF SOUTH CAROLINA, INC., a Delaware corporation PSYCHIATRIC SOLUTIONS OF TENNESSEE, INC., a Tennessee corporation PSYCHIATRIC SOLUTIONS OF VIRGINIA, INC., a Tennessee corporation
RAMSAY MANAGED CARE, INC., a Delaware corporation
RAMSAY TREATMENT SERVICES, INC., a Delaware corporation
RAMSAY YOUTH SERVICES OF GEORGIA, INC., a Delaware corporation
RHCI SAN ANTONIO, INC., a Delaware corporation
SOLUTIONS CENTER OF LITTLE ROCK, INC., a Tennessee corporation
SUNSTONE BEHAVIORAL HEALTH, INC., a Tennessee corporation
THE COUNSELING CENTER OF MIDDLE TENNESSEE, INC., a Tennessee corporation TRANSITIONAL CARE VENTURES, INC., a Delaware corporation
TRANSITIONAL CARE VENTURES (TEXAS), INC., a Delaware corporation
PSI TEXAS HOSPITALS, LLC, a Texas limited liability company
THERAPEUTIC SCHOOL SERVICES, LLC, an Oklahoma limited liability company

CANYON RIDGE HOSPITAL, INC., a California corporation
TUCSON HEALTH SYSTEMS, INC., a Delaware corporation
WELLSTONE HOLDINGS, INC., a Delaware corporation
WELLSTONE REGIONAL HOSPITAL ACQUISITION, LLC, an Indiana limited liability company
WHISPER RIDGE OF STAUNTON, INC., a Delaware corporation
PREMIER BEHAVIORAL SOLUTIONS OF FLORIDA, INC., a Delaware corporation
PSI CROSSINGS, LLC, a Delaware limited liability company
RAMSAY YOUTH SERVICES PUERTO RICO, INC., a Puerto Rico corporation


AHS CUMBERLAND HOSPITAL, LLC, a Virginia limited liability company ARDENT HEALTH SERVICES, INC., a Delaware corporation
BEHAVIORAL HEALTHCARE CORPORATION, a Delaware corporation
BHC ALHAMBRA HOSPITAL, INC., a Tennessee corporation
BHC BELMONT PINES HOSPITAL, INC., a Tennessee corporation
BHC CANYON RIDGE HOSPITAL, LLC, a Delaware limited liability company BHC CEDAR CREST RTC, INC., a Texas corporation
BHC CEDAR VISTA HOSPITAL, INC., a California corporation
BHC CLINICAS DEL ESTE HOSPITAL, INC., a Tennessee corporation
BHC COLUMBUS HOSPITAL, INC., a Tennessee corporation
BHC FAIRFAX HOSPITAL, INC., a Tennessee corporation
BHC FORT LAUDERDALE HOSPITAL, INC., a Tennessee corporation
BHC FOX RUN HOSPITAL, INC., a Tennessee corporation
BHC FREMONT HOSPITAL, INC., a Tennessee corporation
BHC GULF COAST MANAGEMENT GROUP, INC., a Tennessee corporation
BHC HEALTH SERVICES OF NEVADA, INC., a Nevada corporation
BHC HERITAGE OAKS HOSPITAL, INC., a Tennessee corporation
BHC HOSPITAL HOLDINGS, INC., a Delaware corporation
BHC INTERMOUNTAIN HOSPITAL, INC., a Tennessee corporation
BHC LEBANON HOSPITAL, INC., a Tennessee corporation


By: /s/ Jack E. Polson
    ------------------------------
Name: Jack E. Polson
Title: Vice President of each of the foregoing Guarantors


BHC MANAGEMENT HOLDINGS, INC., a Delaware corporation
BHC MANAGEMENT SERVICES, LLC, a Delaware limited liability company
BHC MANAGEMENT SERVICES OF INDIANA, LLC, a Delaware limited liability company BHC MANAGEMENT SERVICES OF KENTUCKY, LLC, a Delaware limited liability company BHC MANAGEMENT SERVICES OF LOUISIANA, LLC, a Delaware limited liability company BHC MANAGEMENT SERVICES OF NEW MEXICO, LLC, a Delaware limited liability company BHC MANAGEMENT SERVICES OF PENNSYLVANIA, LLC, a Delaware limited liability company


                 [SIGNATURE PAGE TO CREDIT AGREEMENT]


BHC MANAGEMENT SERVICES OF STREAMWOOD, LLC, a Delaware limited liability company BHC MANAGEMENT SERVICES OF TULSA, LLC, a Delaware limited liability company
BHC MILLWOOD HOSPITAL, INC., a Tennessee corporation
BHC MONTEVISTA HOSPITAL, INC., a Nevada corporation
BHC MESILLA VALLEY HOSPITAL, LLC, a Delaware limited liability company
BHC NEWCO 2, LLC, a Delaware limited liability company
BHC NEWCO 3, LLC, a Delaware limited liability company
BHC NEWCO 4, LLC, a Delaware limited liability company
BHC NEWCO 5, LLC, a Delaware limited liability company
BHC NEWCO 6, LLC, a Delaware limited liability company
BHC NEWCO 7, LLC, a Delaware limited liability company
BHC NEWCO 8, LLC a Delaware limited liability company
BHC NEWCO 9, LLC, a Delaware limited liability company
BHC NEWCO 10, LLC a Delaware limited liability company
BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC, a Delaware limited liability company BHC OF INDIANA GENERAL PARTNERSHIP, a Tennessee general partnership
BHC OF NORTHERN INDIANA, INC., a Tennessee corporation
BHC PACIFIC GATEWAY HOSPITAL, INC., a Tennessee corporation
BHC PACIFIC SHORES HOSPITAL, INC., a California corporation
BHC PACIFIC VIEW RTC, INC., a Tennessee corporation
BHC PHYSICIAN SERVICES OF KENTUCKY, LLC, a Delaware limited liability company BHC PINNACLE POINTE HOSPITAL, INC., a Tennessee corporation
BHC Properties, Inc., a Tennessee corporation
BHC ROSS HOSPITAL, INC., a California corporation
BHC SAN JUAN CAPESTRANO HOSPITAL, INC., a Tennessee corporation
BHC SIERRA VISTA HOSPITAL, INC., a Tennessee corporation
BHC SPIRIT OF ST. LOUIS HOSPITAL, INC., a Tennessee corporation
BHC STREAMWOOD HOSPITAL, INC., a Tennessee corporation
BHC VALLE VISTA HOSPITAL, INC., a Tennessee corporation
BHC VISTA DEL MAR HOSPITAL, INC., a Tennessee corporation
BHC WINDSOR HOSPITAL, INC., a Ohio corporation
BLOOMINGTON MEADOWS, G.P., a Delaware general partnership
COLUMBUS HOSPITAL, LLC, a Delaware limited liability company
COMMUNITY PSYCHIATRIC CENTERS OF TEXAS, INC., a Texas corporation
CPC/CLINICAS DEL ESTE, INC., a Puerto Rico corporation
INTEGRATED HEALTH CARE SYSTEMS CORP., a Puerto Rico corporation
INDIANA PSYCHIATRIC INSTITUTES, INC., a Delaware corporation
LEBANON HOSPITAL, LLC, a Delaware limited liability company
MESILLA VALLEY GENERAL PARTNERSHIP, a New Mexico general partnership
MESILLA VALLEY HOSPITAL, INC., a New Mexico corporation
MESILLA VALLEY MENTAL HEALTH ASSOCIATES, INC., a New Mexico corporation

By: /s/ Jack Polson
    --------------------------------
Name: Jack Polson
Title: Vice President of each of the foregoing Guarantors

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]


PSI VERMILION, LLC, a Louisiana limited liability company
PSI WILLOW CREST, INC., an Oklahoma corporation
PSYCHIATRIC SOLUTIONS OF MONTANA, INC., a Montana corporation
PSYCHIATRIC SOLUTIONS OF UTAH, INC., a Utah corporation
NORTHERN INDIANA HOSPITAL, LLC, a Delaware limited liability company
VALLE VISTA, LLC, a Delaware limited liability company
WILLOW SPRINGS, LLC, a Delaware limited liability company
RED ROCK SOLUTIONS, LLC, a Delaware limited liability company
PALMETTO BEHAVIORAL HEALTH SYSTEM, L.L.C., a South Carolina limited liability company
PALMETTO LOWCOUNTRY BEHAVIORAL HEALTH, L.L.C., a South Carolina limited liability company
PALMETTO PEEDEE BEHAVIORAL HEALTH, L.L.C., a South Carolina limited liability company


By:      /s/ Jack Polson
    ---------------------------------
Name:  Jack Polson
Title: Vice President of each of the foregoing Guarantors


MILLWOOD HOSPITAL, L.P., a Texas limited partnership
NEURO INSTITUTE OF AUSTIN, L.P., a Texas limited partnership
TEXAS CYPRESS CREEK HOSPITAL, L.P., a Texas limited partnership TEXAS LAUREL RIDGE HOSPITAL, L.P., a Texas limited partnership
TEXAS OAKS PSYCHIATRIC HOSPITAL, L.P., a Texas limited partnership TEXAS SAN MARCOS TREATMENT CENTER, L.P., a Texas limited partnership TEXAS WEST OAKS HOSPITAL, L.P., a Texas limited partnership

By: PSI TEXAS HOSPITALS, LLC, its general partner

    By: PSYCHIATRIC SOLUTIONS HOSPITALS, INC., its sole member

        By: /s/ Jack E. Polson
            -----------------------------
        Name: Jack E. Polson
        Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

BHC OF INDIANA GENERAL PARTNERSHIP, a Tennessee general partnership

          By:     BHC COLUMBUS HOSPITAL, INC.
                  BHC LEBANON HOSPITAL, INC.
                  BHC OF NORTHERN INDIANA, INC.
                  BHC VALLE VISTA HOSPITAL, INC.,  its partners

                  By:      /s/ Jack Polson
                           ------------------------------------------
                  Name:    Jack Polson
                           ------------------------------------------
                  Title:   Vice President
                           ------------------------------------------





BLOOMINGTON MEADOWS GENERAL PARTNERSHIP, a Delaware general partnership

          By:     BHC OF INDIANA GENERAL PARTNERSHIP, its partner

                  By:      BHC COLUMBUS HOSPITAL, INC.
                           BHC LEBANON HOSPITAL, INC.
                           BHC OF NORTHERN INDIANA, INC.
                           BHC VALLE VISTA HOSPITAL, INC., its partners

                           By:      /s/ Steven T. Davidson
                                    --------------------------
                           Name:    Steven T. Davidson
                                    --------------------------
                           Title:   Vice President
                                    --------------------------

MESILLA VALLEY GENERAL PARTNERSHIP, a New Mexico general partnership

          By:     MESILLA VALLEY HOSPITAL, INC.
                  MESILLA VALLEY MENTAL HEALTH ASSOCIATES, INC., its partners

                          By:       /s/ Steven T. Davidson
                                    --------------------------
                          Name:     Steven T. Davidson
                                    --------------------------
                          Title:    Vice President
                                    --------------------------



H.C. PARTNERSHIP, an Alabama general partnership

By: H.C. CORPORATION
    HSA HILL CREST CORPORATION, its partners

    By: ____________________________
    Name:
    Title:

CITICORP NORTH AMERICA, INC.
as Administrative Agent and a Lender

By: /s/ Ross A. Mac Intyre
    --------------------------------
Name: Ross A. Mac Intyre
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.,
as Arranger, Documentation Agent and Syndication
Agent

By: /s/ Ross A. Mac Intyre
    --------------------------------
Name: Ross A. Mac Intyre
Title: Managing Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]